UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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Glimcher Realty Trust

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SEC 1913(01-05)

GLIMCHER REALTY TRUST
180 East Broad Street
Columbus, Ohio  43215

March 27, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Glimcher Realty Trust, which will be held on Thursday, May 7, 2009, beginning at 11:00 A.M., local time, at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio 43215, for the purposes stated in the attached Notice of Annual Meeting of Shareholders.

We are pleased to inform you that we are taking advantage of the Securities and Exchange Commission rules that allow us to provide our proxy materials to you over the Internet. We believe this change will expedite your receipt of our proxy materials while reducing our need to print and ship our proxy materials, which both lowers the costs of delivery and reduces the environmental impact of our annual meeting.  On or about March 27, 2009, we mailed to our stockholders a notice containing instructions on how to access our proxy materials and how to vote. This notice also contained instructions on how you can receive a paper copy of our proxy materials.

It is important that your common shares be represented at the Annual Meeting.  Whether or not you plan to attend, we hope that you will vote your shares as promptly as possible. Information about the Annual Meeting and the various matters on which the holders of our common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow.

Sincerely,

Michael P. Glimcher
Chairman of the Board & Chief Executive Officer

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Glimcher Realty Trust, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual results may differ from the events discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, employment litigation, transaction delays, the failure of Glimcher Realty Trust to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K or other reports and statements filed by Glimcher Realty Trust with the Securities and Exchange Commission.

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GLIMCHER REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 7, 2009

The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio 43215, on Thursday, May 7, 2009, beginning at 11:00 A.M., local time, for the following purposes:

1.	To elect three (3) Class III Trustees to serve until the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees of the Company has fixed the close of business on March 6, 2009 as the record date for determining the holders of record of the Company’s common shares of beneficial interest, $0.01 par value per share, entitled to receive notice of and to vote at the Annual Meeting.  The Company recommends that you vote “FOR” each of the nominees for trustee and “FOR” Proposal 2 above.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AT THE LOCATION STATED ABOVE.

If you are a shareholder of record then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions found on the Notice Regarding the Internet Availability of Proxy Materials that you received or by filing with the Secretary of the Company a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted.  Alternatively, you may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation. If your shares are held in a stock brokerage account or by a bank or other nominee, then you must contact the institution or representative that holds your shares and follow its instructions for revoking your proxy.

By Order of the Board of Trustees

Kim A. Rieck
Senior Vice President, General Counsel, & Secretary
March 27, 2009
Columbus, Ohio

GLIMCHER REALTY TRUST
PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

GLIMCHER REALTY TRUST
180 East Broad Street
Columbus, Ohio  43215

PROXY STATEMENT

Annual Meeting of Shareholders
May 7, 2009

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust, of proxies from the holders of its issued and outstanding common shares of beneficial interest, $0.01 par value per share (the “Common Shares” or “Common Stock”), to be exercised at the Annual Meeting of Shareholders and any adjournment(s) or postponement(s) of such meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Meeting Notice”).  From time to time throughout this Proxy Statement, Glimcher Realty Trust will be referred to as the “Company,” “we,” “us,” or “our company.”

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place of the Annual Meeting

The Annual Meeting will be held at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio  43215 at 11:00 A.M., local time, on Thursday, May 7, 2009.

Proxy Recipients

Holders of record of the Common Shares at the close of business on March 6, 2009 (the “Record Date”) received a Notice Regarding the Internet Availability of Proxy Materials (the “Internet Notice”) that was sent to stockholders on or about March 27, 2009.  Instead of initially mailing a printed copy of the Meeting Notice, this Proxy Statement, a proxy card (or voting instruction form for Common Shares held in a stock brokerage account or by a bank, trustee or other nominee (“Voting Instruction Form”)), and a copy of our Annual Report to Shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2008) (collectively, the “Proxy Materials”) to each stockholder, we are making our Proxy Materials available to stockholders on the Internet.  If you received the Internet Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request it in the manner described in the Internet Notice. The Internet Notice explains how to access and review this Proxy Statement and our 2008 Annual Report to Stockholders, and how you may vote by proxy.  As of the Record Date, the Company had 37,827,272 issued and outstanding Common Shares entitled to vote at the Annual Meeting.

Proxy Voting

Individuals and entities holding the Common Shares at the close of business on the Record Date will be asked to consider and vote upon the following proposals (the “Proposals”):

1.	To elect three (3) Class III Trustees to serve until the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified (Proposal 1); and

2.	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009 ( Proposal 2).

With respect to the election of trustees, each shareholder is entitled to one vote per Common Share for each nominee for trustee.  On Proposal 2, each shareholder is entitled to one vote per Common Share owned by such holder.  You should read this Proxy Statement to decide how you want to vote on each proposal.

Conducting the Annual Meeting

In order for us to properly conduct business at the Annual Meeting, a quorum must be present.  Under our Amended and Restated Bylaws (the “Bylaws”), the presence, in person or by proxy, of a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

Two (2) proposals are presented in this Proxy Statement on which shareholders may vote.  The first proposal concerns the election of three (3) Class III Trustees to our Board of Trustees.  In order for a trustee nominee to be elected, the nominee must receive a plurality of all the votes cast as it pertains to the trustee nominee’s election.  A properly signed proxy marked “WITHHOLD” with respect to the election of one or more trustees will not be voted for the trustee(s) so indicated, but will be counted to determine whether there is a quorum.  The second proposal concerns the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  The affirmative vote by holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

The Common Shares represented by all properly executed proxies returned to us will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of each nominee for trustee and Proposal 2.  With respect to Common Shares held in “street name,” brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote on Proposals 1 and 2 in situations where their clients do not provide voting instructions.  Shareholders have no dissenters’ rights of appraisal with respect to any of the Proposals.  As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion.  The Company does not presently intend to bring any other business before the Annual Meeting.

Types of Shareholders & Specifying Your Vote

If your Common Shares are registered directly in your name with Computershare Investor Services, LLC, the Company’s transfer agent, you are considered the shareholder of record with respect to those Common Shares.  If your Common Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those Common Shares, and your Common Shares are held in “street name.”

Irrespective of whether you are a shareholder of record or hold your shares in “street name,” you may vote your shares as follows:

•	via the Internet at www.proxyvote.com;
•	by telephone (see the instructions at www.proxyvote.com); or
•	by requesting, completing and mailing in a paper proxy card, as outlined in the Internet Notice.

Shareholders of record or holders of Common Shares in “street name” who sign and return their proxy card, but fail to specify how to vote their Common Shares, will have their shares voted as follows:  (i) FOR the nominees for Class III Trustee (Proposal 1), (ii) FOR ratifying the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal 2), and (iii) in the proxy holder’s discretion with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Changing or Revoking Your Proxy Vote

If you are a shareholder of record, then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions found on the Internet Notice that you received or by filing with the Secretary of the Company a duly signed revocation or another Proxy Card bearing a later date than the initial proxy submitted. Alternatively, you may also change or revoke your proxy vote by attending the Annual Meeting in person and voting in person; provided however, that mere attendance at the Annual Meeting will not serve to change or revoke a proxy unless you specifically request such a revocation or change.  If you hold your Common Shares in street name then you must contact the institution or representative that holds your shares and follow its instructions for changing or revoking a proxy.

Abstentions & Broker Non-Votes

Abstentions occur when a shareholder abstains from voting as to a particular matter.  Broker non-votes occur when a broker, bank, or other nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the banker, broker, or other nominee does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.  Although abstentions and broker non-votes will have no effect on the result of a vote with respect to any of the Proposals, they will be considered present for the purposes of determining a quorum.

Attending the Annual Meeting

Our Annual Meeting will begin promptly at 11:00 A.M., local time, on Thursday, May 7, 2009 at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio  43215.  All holders of the Common Shares or their duly authorized proxies should be prepared to present photo identification for admission to the Annual Meeting.  If you hold your Common Shares in street name then you may be asked to present proof of beneficial ownership of the Common Shares as of the Record Date.  Examples of acceptable evidence of ownership include your most recent brokerage statement showing ownership of Common Shares prior to the Record Date or a photocopy of your Voting Instruction Form.  Persons acting as proxies must bring a valid proxy from a shareholder of record as of the Record Date.  Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting.  No cameras, recording equipment, electronic devices, or excessively large bags or packages will be permitted in the Annual Meeting.  Directions to the Annual Meeting are as follows:

From the North:

Take I-71 South toward Columbus, Ohio.
Merge onto I-670 West via Exit 109A and travel 0.7 miles.
Merge left onto North 3rd Street/US-23 South via Exit 4B.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the South:

Take I-71 North toward Columbus, Ohio.
Keep left to take OH-315 North toward Dayton and travel 1.2 miles.
Take the US-33 exit toward Dublin Road/Long Street.
Turn right onto US-33/West Spring Street and travel 1.1 miles.
Turn right onto North 3rd Street/US-33 East/OH-3 South.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the East:

Take I-70 West toward Columbus, Ohio.
Take the Fourth Street/US-23 Exit 100B and travel 0.1 miles.
Turn right onto South 4th  Street/US-33 West/WS-23 North and travel 0.7 miles.
Turn left onto Gay Street and travel less than 0.1 miles.
Turn left onto North 3rd Street.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the West:

Take I-70 East toward Columbus, Ohio.
Keep left to take I-670 East via Exit 96 toward Airport and travel 3.6 miles.
Take the US-23 Exit 4 toward 4th Street/3rd Street/High Street.
Take the 3rd Street/US-23 South Exit 4A on the left.
Turn slight right onto North 3rd Street/US-23 South.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

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PROPOSALS FOR SHAREHOLDER CONSIDERATION AT THE ANNUAL MEETING

The following proposals will be presented at the Annual Meeting and voted on by holders of the Company’s Common Shares at the close of business on the Record Date and represented at the Annual Meeting in person or by proxy.

Election of Trustees

The Company's Board of Trustees currently consists of ten (10) members who are classified into three (3) separate classes denoted as Class I Trustees, Class II Trustees, and Class III Trustees.  Each of the three (3) incumbent Class III Trustees have terms that expire at the Annual Meeting. Each of the three (3) Class I Trustees have terms that expire at the 2010 Annual Meeting of Shareholders and each of the four (4) Class II Trustees have terms that expire at the 2011 Annual Meeting of Shareholders.

Proposal 1:  Election of Class III Trustees

There are currently three (3) members of the Board of Trustees denoted as Class III Trustees.  With respect to the election of Class III Trustees, pursuant to the Company's Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”), at each annual meeting of the Company’s shareholders, the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of the Company’s shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.  Accordingly, at the Annual Meeting, each of the current Class III Trustees who has been nominated for re-election to the Board of Trustees and who is elected, will hold office for a term of three (3) years until the Annual Meeting of Shareholders to be held in 2012 and until his respective successor is duly elected and qualified.  The Nominating and Corporate Governance Committee has recommended to the Board of Trustees that it nominate incumbent Class III Trustees Messrs. David M. Aronowitz, Herbert Glimcher, and Howard Gross for re-election as Class III Trustees.  The Board of Trustees has so nominated Messrs. Aronowitz, Glimcher, and Gross for re-election as Class III Trustees.  Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposal 1 herein.  The biographies of the individuals nominated for election as Class III Trustees are listed in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. DAVID M. ARONOWITZ, HERBERT GLIMCHER, AND HOWARD GROSS TO SERVE UNTIL THE 2012 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

There is currently one (1) vacancy on the Board of Trustees and the Company expects to have one (1) vacancy on the Board of Trustees after the Annual Meeting.  At this time, the Nominating and Corporate Governance Committee has not identified any candidates for trustee that it deems satisfactory to recommend as a nominee to fill the aforementioned vacancy.  The Nominating and Corporate Governance Committee continues to search for qualified candidates who satisfy the Company’s governance standards and the requirements of the NYSE.  Each of the aforementioned nominees for election as trustee has consented to being named in this Proxy Statement and to continue to serve as a trustee, as the case may be, if elected.

Proposal 2:  Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of the Board of Trustees has appointed BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2009.  A proposal to ratify this appointment shall be presented to the holders of Common Shares at the Annual Meeting.  Although ratification is not required under the Bylaws or otherwise, the Board of Trustees is submitting the appointment of BDO to our shareholders for ratification as a matter of good corporate practice.  If this proposal is not approved at the Annual Meeting, then the Audit Committee may reconsider its appointment.  Regardless of the outcome of this vote, the Audit Committee in its discretion may continue to retain BDO or may select a different independent registered public accounting firm at any time during the year if it determines that the continued retention of BDO or a change of the independent registered public accounting firm would be in the best interests of the Company and its shareholders.

A summary of the aggregate fees billed by BDO for various audit services and non-audit services that it provided to the Company for the fiscal years ended December 31, 2008 and December 31, 2007, respectively, are provided in the section of this Proxy Statement entitled “Independent Registered Public Accountants – Fees For Audit & Non-Audit Services.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

EXCEPT WHERE OTHERWISE INSTRUCTED, COMPLETED PROXIES THAT HAVE BEEN SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF TRUSTEES LISTED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

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INFORMATION ABOUT OUR TRUSTEES, TRUSTEE NOMINEES, & EXECUTIVE OFFICERS

The following information is provided with respect to current members of the Board of Trustees whose terms do not expire at the Annual Meeting, nominees for election to the Board of Trustees, and executive officers of the Company.  Executive officers are elected by and serve at the discretion of the Board of Trustees.  The information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date.  Other than Michael P. Glimcher and Herbert Glimcher, who is the father of Michael P. Glimcher, none of the trustees, trustee nominees, or executive officers of the Company are related to each other.

Biographies of Our Trustees & Trustee Nominees

Set forth below is biographical information concerning the members of the Board of Trustees.

Trustees With Terms That Do Not Expire at the Annual Meeting

Richard F. Celeste, 71, has served as trustee of the Company since September 2007.  Mr. Celeste is currently serving as President of Colorado College located in Colorado Springs, Colorado and has served in that position since July 2002.  Mr. Celeste has held several positions in government, including, United States Ambassador to India from 1997-2001, Governor of the State of Ohio from 1982-1990, and Lieutenant Governor of the State of Ohio from 1974-1978.  Mr. Celeste serves on the Board of Directors for the Garden City Company, Inc., The National Association of Independent Colleges and Universities, The Downtown Partnership, and The Sports Corp.  Mr. Celeste has a Bachelor of Arts in History from Yale University and conducted research as a Rhodes Scholar at Oxford University.  Mr. Celeste is a member of the Nominating and Corporate Governance Committee and Executive Compensation Committee of the Board of Trustees.  Mr. Celeste is a Class II Trustee.

Wayne S. Doran, 72, has served as a trustee of the Company since October 1999.  He retired in the fall of 2000 as a Vice President of Ford Motor Company (“Ford”) and Chairman of the Board of Ford Motor Land Services Corporation (“Ford Land”), a wholly-owned real estate subsidiary of Ford.  Mr. Doran joined Ford in 1969 and became Chief Executive Officer of Ford Land when it was formed in 1970.  Before joining Ford, Mr. Doran served as Vice President and General Manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969.  He is a trustee of the Urban Land Institute and a director of the Detroit Metropolitan Wayne County Airport Commission.  He is a director of the Arizona State University Foundation, Arizona State University Research Park, Barrow Neurological Foundation, and the PGA TOUR Golf Course Properties.  He is a member of the Board of Governors of Berry College, Rome, Georgia and is a board member for the Henry Ford Health System.  Mr. Doran is the Chairman of the Strategic Planning Committee of the Board of Trustees and serves as the lead trustee among the independent members of the Board of Trustees.  He also serves on the Executive Committee of the Board of Trustees.  Mr. Doran is a Class II Trustee.

Michael P. Glimcher, 41, is Chairman of the Board of Trustees and Chief Executive Officer of the Company.  He has served as a trustee of the Company since June 1997.  Mr. Glimcher assumed the position of Chairman of the Board in September 2007.  He was appointed President of the Company in December 1999 and served in that position until September 2007.  Mr. Glimcher was elected Chief Executive Officer of the Company in January 2005.  Prior to holding his current positions, he served as the Company’s Director of Leasing Administration from 1993 to April 1995, the Company’s Vice President of Leasing from April 1995 to September 1996, and Senior Vice President of Leasing from September 1996 to May 1998.  He served as Senior Vice President of Leasing and Development of the Company from May 1998 to March 1999.  He was elected Executive Vice President of the Company in March 1999 and served in that position until appointed President of the Company.  Mr. Glimcher is active in several charitable and community organizations.  He is also a member of the International Council of Shopping Centers (“ICSC”) and National Association of Real Estate Investment Trusts (“NAREIT”).  Mr. Glimcher serves on the Board of Trustees of the ICSC, the Arizona State University Foundation, and the Wexner Center for the Arts.  Mr. Glimcher is the Chairman of the Executive Committee of the Board of Trustees, a member of the Board of Trustee’s Strategic Planning Committee, and also a member of the Company’s Disclosure Committee.  Mr. Glimcher is a Class II Trustee.

Timothy J. O’Brien, 56, has served as a trustee of the Company since May 2007.  Mr. O’Brien is currently an independent consultant in the areas of real estate, environmental and general business matters.  Mr. O’Brien previously held several positions with Ford, including Deputy Chief of Staff to the Chairman & Chief Executive Officer of Ford from December 2005 to December 2006, Vice President, Corporate Relations from December 2001 to December 2005, and various other positions within the Ford organization during the period of December 1976 to December 2001.  Mr. O’Brien’s professional memberships include the state bar associations of Michigan and Florida as well as the United States Supreme Court and United States Tax Court.  He is currently a member of the President’s Council of the Michigan Environmental Council and the Board of Trustees of Oakwood Healthcare, Inc., which operates a comprehensive regional network of hospitals, health care centers, skilled nursing centers and related health care facilities.  Mr. O’Brien has a Bachelor of Arts degree from the University of Michigan-Dearborn and a Juris Doctorate from Michigan State University Law School.  Mr. O’Brien is a member of the Audit Committee, Executive Committee, and Strategic Planning Committee of the Board of Trustees.  Mr. O’Brien is a Class I Trustee.

Niles C. Overly, 58, has served as a trustee of the Company since May 2004.  He currently serves as Chairman and Chief Executive Officer of BrightCastle Ventures LLC, a private equity and consulting company.  He served as Chairman of The Frank Gates Companies/Avizent (“Frank Gates”), which specializes in employee benefit and risk management services, from 2003 to August 2008. Mr. Overly served as Chief Executive Officer of Frank Gates from 1983 to March 2007.  He also served as General Counsel for Frank Gates from 1979 until 1983.  Prior to joining Frank Gates, Mr. Overly served as an international tax consultant with Arthur Andersen and Company.  He was also a partner in the law firm of Overly, Spiker, Chappano & Wood, L.P.A. for five years.  Mr. Overly is a graduate of the University of Virginia McIntire School of Commerce and received his Juris Doctorate from the University of Virginia School of Law.  His professional society memberships include the American, Ohio, Virginia, and Columbus (OH) Bar Associations, as well as the Ohio State and American Institute of Certified Public Accountants.  He currently serves as a member of the Columbus, Ohio and Dublin, Ohio Chambers of Commerce and is a member of the Board of Directors and Executive Committee of the Ohio Chamber of Commerce. Mr. Overly is the former Chairman of the Ohio Chamber of Commerce.  He has also been active in the Young Presidents Organization (“YPO”), having served as the Chairman and Education Chair of YPO’s Columbus, Ohio chapter.  Mr. Overly serves as Chairman of the Audit Committee.  He also serves on the Executive Compensation Committee and Executive Committee of the Board of Trustees.  Mr. Overly is an Audit Committee Financial Expert as determined by the Board of Trustees.  Mr. Overly is a Class I Trustee.

Alan R. Weiler, 75, has served as a trustee of the Company since January 1994.  Mr. Weiler served as President of Archer-Meek-Weiler Agency, Inc., an insurance agency (“Archer-Meek-Weiler”) located in Columbus, Ohio, from 1970 to 2002.  He served as Chairman of Archer-Meek-Weiler from January 2006 until Sky Insurance, Inc. (a subsidiary of Huntington Bancshares Corporation and now known as Huntington Insurance, Inc.) acquired Archer-Meek-Weiler in October 2007.  Since October 2007, Mr. Weiler has served as Senior Vice President of Huntington Insurance, Inc. (formerly known as Archer-Meek-Weiler and Sky Insurance, Inc.) Mr. Weiler is active in several charitable and cultural organizations.  Mr. Weiler is a Class II Trustee.

William S. Williams, 55, has served as a trustee of the Company since May 2004.  He currently serves as Chairman and Chief Executive Officer of The W. W. Williams Company (the “Williams Company”), which is primarily an industrial equipment distributor headquartered in Columbus, Ohio. Mr. Williams joined the Williams Company in April of 1978 and became Chief Executive Officer in 1992.  He was elected Chairman of the Williams Company in 1999.  The Williams Company sells and services diesel engines, transmissions, and generator sets throughout the midwest, southeast, and southwest regions of the United States.  Mr. Williams served on the Board of Directors of The Huntington National Bank from 1997 to 2004. He serves on the Executive Committee of the North America Distributor Council and is active in other community organizations. He is also an inactive Certified Public Accountant, holds a Bachelor of Arts in Economics from Duke University, and a Master of Business Administration in Finance from The Ohio State University.  Mr. Williams serves as Chairman of the Executive Compensation Committee and is a member of the Audit Committee as well as the Nominating and Corporate Governance Committee of the Board of Trustees.  Mr. Williams is a Class I Trustee.

Nominees for Election as Class III Trustees

David M. Aronowitz, 52, has served as a Class III Trustee of the Company since May 2006.  Mr. Aronowitz is currently President and Chief Executive Officer of The Gnoêsis Group, LLC, a legal consulting and staffing company based in Columbus, Ohio.  He previously served as Executive Vice President, General Counsel, and Corporate Secretary of The Scotts Miracle-Gro Company, a manufacturer and distributor of lawn and garden care products located in Marysville, Ohio, from March 2001 to July 2007, where he oversaw all legal matters as well as community relations and governmental affairs for the company.  Mr. Aronowitz has a Bachelor of Arts degree from Haverford College and a Juris Doctorate from Yale Law School.  Mr. Aronowitz is a member of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Trustees.

Howard Gross, 66, has served as a Class III Trustee of the Company since September 2004.  He served as interim Chief Executive Officer for Eddie Bauer Holdings, Inc. (“Eddie Bauer”), a specialty retailer that sells casual sportswear and accessories, from February 2007 to July 2007.  Mr. Gross retired in December 2003 as President and Chief Executive Officer of HUB Distributing, a privately owned regional retailing business.  Mr. Gross also served as President and Chief Operating Officer of Today’s Man, a New Jersey menswear retailer, from 1995 to 1996, as well as President and Chief Executive Officer of The Limited Stores, a women’s retail clothier based in Columbus, Ohio, from 1991 to 1994, and President and Chief Executive Officer of Victoria’s Secret from 1983 to 1991.  Mr. Gross received a Bachelor of Arts degree from the University of Akron.  Mr. Gross currently serves on the advisory board of Santa Clara University Retail Management Institute.  Mr. Gross also serves on the Board of Directors for Eddie Bauer.  Mr. Gross is a member of the Executive Compensation Committee and Strategic Planning Committee of the Board of Trustees.  He is also Chairman of the Nominating and Corporate Governance Committee of the Board of Trustees.

Herbert Glimcher, 80, has served as a Class III Trustee of the Company since its inception in September 1993 and served as Chief Executive Officer of the Company from May 1997 until his resignation as Chief Executive Officer in January 2005.  Mr. Glimcher served as Chairman of the Board of Trustees from September 1993 until September 2007.  Mr. Glimcher is currently Chairman Emeritus of the Board of Trustees.  He served as President of the Company from March 1998 until December 1999.  Mr. Glimcher served as Senior Advisor to the Company from February 2005 to May 2007.  He is currently Chairman of the Board of Directors of The Glimcher Company.  Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition, and development of over 100 shopping centers during a real estate career spanning over 40 years.  Mr. Glimcher is a member of the Board of Trustees of Mount Carmel Health System, Inc. and the Board of Trustees of the Columbus Jewish Foundation.  Mr. Glimcher is a former member of the Board of Directors of The Ohio State University Foundation.  Mr. Glimcher is a member of the ICSC and NAREIT.  Mr. Glimcher serves on the Strategic Planning Committee of the Board of Trustees.

Biographies of Our Executive Officers

Michael P. Glimcher, 41, is the Chairman of the Board and Chief Executive Officer of the Company.  Biographical information regarding Mr. Michael P. Glimcher is set forth in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers – Biographies of Our Trustees & Trustee Nominees.”

Marshall A. Loeb, 46, is the President and Chief Operating Officer of the Company.  Mr. Loeb served as Executive Vice President and Chief Operating Officer from May 2005 until his promotion to President and Chief Operating Officer in September 2007.  As President and Chief Operating Officer, Mr. Loeb provides global direction in all operational areas of the Company.  Prior to joining the Company in May 2005, Mr. Loeb served as Chief Financial Officer of Parkway Properties, Inc. (“Parkway”), a self-administered real estate investment trust listed on the NYSE that specializes in owning and operating office properties, from November 2000 to May 2005.  Prior to his employment with Parkway, Mr. Loeb was Senior Vice President/Western Regional Director for Eastgroup Properties, Inc., a self-administered real estate investment trust listed on the NYSE that focuses on owning and operating industrial properties, from August 1991 to April 2000.  Mr. Loeb holds a Master of Business Administration from Harvard Business School.  He also holds Bachelor of Science and Master of Tax Accounting degrees from the University of Alabama.  Mr. Loeb is a member of the ICSC and NAREIT.  Mr. Loeb is a member of the Company’s Disclosure Committee.

George A. Schmidt, 61, is the Executive Vice President and Chief Investment Officer of the Company.  Mr. Schmidt has served as Executive Vice President since March 1999 and served as General Counsel and Secretary of the Company from May 1996 until January 2007.  He served as Senior Vice President of the Company from September 1996 until his promotion to Executive Vice President of the Company.  Mr. Schmidt also served as a Class II Trustee of the Company from May 1999 to May 2005.  Mr. Schmidt assumed his current duties in January 2007 in which he oversees all strategic corporate investment activities for the Company, including new development, redevelopment, acquisitions, and divestitures.  Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation (“DeBartolo”), a then listed real estate investment trust on the NYSE, prior to joining the Company in May 1996.  Mr. Schmidt has a Bachelor of Arts degree from Cornell University, a Master of Business Administration from Ohio University, and a Juris Doctorate from Case Western Reserve University.  Mr. Schmidt is a member of the American, Ohio, Texas, and Columbus (OH) Bar Associations and is a member of the ICSC and NAREIT.  Mr. Schmidt has been a lecturer on shopping center leasing, legal, development, and corporate governance issues for the American Bar Association, ICSC, and Ohio University.

Mark E. Yale, 43, is the Executive Vice President, Chief Financial Officer and Treasurer of the Company.  Mr. Yale served as Senior Vice President and Chief Financial Officer from August 2004 to May 2005.  Mr. Yale was elected Treasurer of the Company in May 2005 and promoted to Executive Vice President in May 2006.  Prior to joining the Company in August 2004, Mr. Yale served as Senior Vice President – Financial Reporting at Storage USA, Inc. (“Storage”), a self-administered real estate investment trust listed on the NYSE that specialized in owning and operating private storage facilities, from 1998 to May 2002, and as Manager of Finance for Storage from May 2002 to August 2004, when it became a division of the General Electric Company.  Prior to joining Storage, he was a senior manager with Coopers & Lybrand L.L.P. (a predecessor firm to PricewaterhouseCoopers LLP) from 1987 to 1998.  Mr. Yale has a Bachelor of Science in Business Administration from the University of Richmond and is an inactive Certified Public Accountant.  Mr. Yale is a member of the American Institute of Certified Public Accountants, ICSC, and NAREIT.  Mr. Yale is a member of the Company’s Disclosure Committee.

Kim A. Rieck, 56, is the Senior Vice President, General Counsel, and Secretary of the Company and has held this position since joining the Company in February 2007.  Mr. Rieck oversees all legal, compliance, and governance matters for the Company.  Prior to joining the Company, Mr. Rieck was of counsel with the international law firm of Squire, Sanders & Dempsey L.L.P. (“Squire”) from 1999 to 2007, practicing in the area of commercial real estate law and finance.  Prior to joining Squire, Mr. Rieck served as Senior Vice President, General Counsel, and Secretary of DeBartolo from 1993 to 1996 and in various legal capacities for DeBartolo’s predecessor company from 1981 to 1993.  Mr. Rieck is active in the ICSC and regularly speaks at ICSC-sponsored seminars.  Mr. Rieck received his Bachelor of Arts degree from Case Western Reserve University and his Juris Doctorate from The Ohio State University College of Law.  Mr. Rieck is a member of the Company’s Disclosure Committee.

Thomas J. Drought, Jr., 47, is the Senior Vice President, Director of Leasing of the Company and has held this position since January 2002.  Since joining the Company in March 1997, Mr. Drought has served in various leasing positions with the Company, including Regional Leasing Director and Vice President of Leasing.  Prior to joining the Company, Mr. Drought spent nine (9) years with L & H Real Estate Group (formerly Landau & Heyman Ltd.) which aligned with Jones Lang LaSalle in 2004.  He has more than 22 years of extensive real estate leasing experience.  Mr. Drought holds the designation of Certified Leasing Specialist from the ICSC.  Mr. Drought is responsible for directing and overseeing leasing of the Company’s entire portfolio of properties.

Kenneth D. Cannon, 65, is the Senior Vice President, Development of the Company.  Mr. Cannon joined the Company in January 2004 as Vice President, Development with overall responsibility for implementing the Company’s development and redevelopment programs for its portfolio of regional and super-regional malls.  He was promoted to Senior Vice President, Development in April 2005.  Mr. Cannon assumed supervisory and managerial responsibility for the Company’s construction department in February 2009.  Prior to joining the Company, Mr. Cannon was a partner with The Pyramid Companies, a real estate developer specializing in retail properties, from 1986 to 1993, with responsibilities for new project development, and from June 1999 to December 2003, during which time his responsibilities included obtaining new department store commitments.  From 1996 to 1999, he was the owner and founder of KLM Developers, LLC, a comprehensive development and construction services firm operating primarily in the mid-Atlantic region of the United States.  From 1993 to 1996, he held the position of Senior Vice President, Development with Hydra-Co Enterprises, Inc. (“Hydra”), a then subsidiary of the Niagara Mohawk Power Corporation of Syracuse, New York.  Prior to serving with Hydra, Mr. Cannon held positions with Tidewater, Inc. and with Texaco, Inc.  Mr. Cannon is a member of ICSC.  Mr. Cannon holds a Bachelor of Science degree in Business and Juris Doctorate from the University of Kansas.

Armand Mastropietro, 46, is the Senior Vice President, Property Management of the Company.  Mr. Mastropietro served as Vice President, Property Management from June 2004 until promoted to his current position in September 2007.  Mr. Mastropietro served as the Company’s Regional Director of Property Management from May 2000 to June 2004.  Mr. Mastropietro joined the Company in 1998 as a mall General Manager.  Mr. Mastropietro has a Bachelor of Science degree in Business Administration from Youngstown State University.

CORPORATE GOVERNANCE

Corporate Governance Policies & Procedures

The Board of Trustees, the Audit Committee, and the Nominating and Corporate Governance Committee have adopted certain policies and procedures to guide the Board of Trustees in governing and overseeing the affairs of the Company.  Some of the key topics that these policies address include:

• trustee independence	• whistleblower reporting
• trustee nominations	• meeting attendance
• review and approval of related party transactions	• communications to the Board of Trustees
• governance of the committees of the Board of Trustees	• codes of ethics

Set forth below is a summary of the important corporate policies and procedures utilized by the Board of Trustees in governing the Company and overseeing its affairs.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Trustees adopted our Corporate Governance Guidelines.  The Corporate Governance Guidelines set forth various matters relating to how the Board of Trustees will govern the Company, including, without limitation, trustee qualification standards, trustee responsibilities, trustee compensation, trustee orientation, trustee term limits, trustee continuing education, and the relationship between the Board of Trustees, management, and any independent advisors.  The Board of Trustees has also adopted a Code of Business Conduct and Ethics that sets forth various policies for Company employees, agents, and representatives to follow in conducting business activities and transactions on our behalf.  The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.glimcher.com.  A copy of the Corporate Governance Guidelines and a copy of the Code of Business Conduct and Ethics are available in print to any shareholder who requests them in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.

Code of Ethics for Senior Financial Officers

The Board of Trustees adopted our Code of Ethics for Senior Financial Officers, applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Vice President, Finance and Accounting (the “Senior Financial Officers”), which is available on the Company’s website at www.glimcher.com.  The Code of Ethics for Senior Financial Officers supplements our Code of Business Conduct and Ethics and sets forth specific policies to guide the Senior Financial Officers in the performance of their duties.  A copy of the Code of Ethics for Senior Financial Officers is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.

Policy for the Reporting of Questionable Accounting or Financial Matters

The Audit Committee of the Board of Trustees adopted our Policy for the Reporting of Questionable Accounting or Financial Matters, which is available on the Company’s website at www.glimcher.com.  This policy sets forth the procedures and processes for persons to report any conduct that appears to raise ethical or legal concerns in connection with the Company’s accounting, internal accounting controls, financial reporting, or other auditing matters.  A copy of the Policy for the Reporting of Questionable Accounting or Financial Matters is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.

Communications Between Shareholders and the Board of Trustees

Shareholders and other interested persons seeking to communicate with the Board of Trustees, including any of the independent members of the Board of Trustees, should submit any communications in writing to the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  Any such communication must state the number of shares beneficially owned by the shareholder making the communication.  The Company’s Secretary will forward such communication to the full Board of Trustees or to any individual trustee or trustees to whom the communication is directed.

Trustee Nominations

The Nominating and Corporate Governance Committee will consider candidates for the Board of Trustees submitted by shareholders in accordance with: (i) the Bylaws, (ii) the provisions of the Amended and Restated Nominating and Corporate Governance Committee Charter, (iii) the Board of Trustees’ policy for shareholder nominated trustees as set forth below, and (iv) the policies more fully described in the section of this Proxy Statement entitled “General Information – Shareholder Proposals.”  Any shareholder wishing to submit a candidate(s) for consideration should send the following information to the Company’s Secretary at the following address: Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215:

•
Shareholder’s name and current address, number of shares of the Company owned (including class, rank, and/or series), date such shares were acquired, investment intent with respect to the acquisition of the shares, and proof of ownership;

•
Name, age, and business address of candidate(s) as well as the class, series, rank, and number of any shares of the Company that are owned by such person, the date such shares were acquired, and the investment intent of such acquisition;

•
The name and current address, number of shares of the Company owned (including class, rank, and/or series), date on which such shares were acquired, investment intent with respect to the acquisition of the shares, and proof of ownership of any person associated with or working in concert with the nominating shareholder;

•	The current name and address, if known, of any other shareholders supporting the candidate;

•
Whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of such nominating shareholder or any person associated with or working in concert with the nominating shareholder, the effect of which is to mitigate loss or manage risk of share price changes or to increase the voting power of such persons with respect to the Company’s shares and a general description of such similar activity by the nominating shareholder or any person associated with or working in concert with the nominating shareholder with respect to shares of stock or other equity interests of any other company;

•
A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five (5) years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Trustees;

•	A description of any current or past arrangements, understandings or relationships between the candidate and the Company, its executive officers, or trustees;

•
Other relevant information, factors or considerations (including any information relating to the candidate(s) required to be disclosed by the proposing shareholder under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

•	A signed statement from the candidate, confirming such person’s willingness to serve on the Board of Trustees.

The Company’s Secretary will promptly forward such materials to the Chairperson of the Nominating and Corporate Governance Committee.  The Company’s Secretary also will maintain copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling positions on the Board of Trustees.

The Nominating and Corporate Governance Committee will consider shareholder nominated candidates if a vacancy arises or if the Board of Trustees decides to expand its membership and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate.  There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates trustee nominees submitted by shareholders as opposed to some other source.

Minimum Qualifications and Process for Identifying and Evaluating Trustee Nominees

The Company does not set specific criteria for members of the Board of Trustees of the Company except to the extent required by our Bylaws or to meet applicable legal, regulatory, and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the Securities and Exchange Commission (“SEC”), as applicable.  Nominees for trustee will be selected in accordance with the criteria set forth in our Bylaws and Corporate Governance Guidelines and on the basis of various other factors and criteria which the Board of Trustees deems relevant, including, without limitation, the achievement in their personal careers, experience serving on corporate boards, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to performing the duties incumbent upon members of the Board of Trustees.  While the selection of qualified trustees is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each nominee for trustee would have the capacity, if chosen to serve on the Board of Trustees, to have a basic understanding of: (i) the principal operational objectives, financial objectives, plans, and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative position of the Company and its business segments in relation to its competitors.

When nominating a sitting trustee for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the trustee’s performance on the Board of Trustees and the trustee’s continued understanding of the aforementioned matters.  Under the Corporate Governance Guidelines, any trustee who has served on the Board of Trustees for twenty (20) consecutive years or has reached the age of seventy-five (75) shall not be eligible for nomination for re-election to the Board of Trustees, except for (i) Mr. Herbert Glimcher, the current Chairman Emeritus, in recognition of his status as founder of the Company or (ii) any trustee who, based upon the recommendation of the Chief Executive Officer or a Nominating and Corporate Governance Committee member, as approved by the Nominating and Corporate Governance Committee, is regarded as a resource of high value to the Board of Trustees.

The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent trustees, shareholders, Company management, and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Trustees.  If a vacancy arises or the Board of Trustees decides to expand its membership, the Nominating and Corporate Governance Committee will ask each trustee to submit a list of potential candidates for consideration.  The Nominating and Corporate Governance Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments, and other relevant factors and criteria to determine whether the candidate is potentially qualified to serve on the Board of Trustees.  At that time, the Nominating and Corporate Governance Committee also will consider potential nominees submitted by:  (i) shareholders, if any, in accordance with the Bylaws and the procedures adopted by the Board of Trustees, (ii) the Company’s management, and (iii) any independent third party search firm(s) retained by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee will seek to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board of Trustees members, Company management, third party search firms, or other sources.

After completing this process, the Nominating and Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation.  If the process yields one or more desirable candidates, the Nominating and Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs.  The Nominating and Corporate Governance Committee Chairperson will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with all members of the Nominating and Corporate Governance Committee.  All such interviews are held in person and include only the candidate and the Nominating and Corporate Governance Committee members.  Based upon interview results and appropriate background checks, the Nominating and Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board of Trustees.

Policies and Procedures for Reviewing and Approving Related Party Transactions

The Audit Committee of the Board of Trustees has the responsibility for reviewing, approving (or disapproving), or ratifying any Related Party Transaction (this term is defined in the next paragraph).  Our policies and procedures that govern the disclosure of Related Party Transactions and the Audit Committee’s process in reviewing and assessing a Related Party Transaction are described in our Code of Business Conduct and Ethics which is available on our website at www.glimcher.com.

Under our Code of Business Conduct and Ethics, we define a “Related Party Transaction” as any business or financial relationship or transaction of any type or proposed business or financial relationship or transaction of any type between the Company (or any of its affiliates) and (i) any employee, trustee, officer or Family Member (this term is defined below) of such personnel, (ii) an entity in which any employee, trustee, officer or Family Member of such personnel has a direct or indirect interest (whether ownership, financial or otherwise), or (iii) any entity that has any business or financial relationship or arrangement with any employee, trustee, officer or Family Member of such personnel.  The term “Family Member” is defined in our Code of Business Conduct and Ethics as the spouse, parents, children, siblings, grandparents, grandchildren, nieces and nephews, aunts and uncles, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such employee, trustee or officer of the Company, regardless of whether they share the same household.  For the avoidance of doubt, any employee, officer or trustee of the Company or any Family Member of such person who has a position, relationship or arrangement (whether financial or otherwise) with an individual, firm, corporation, partnership, trust or other entity that engages in a business or financial relationship or arrangement with the Company will be deemed to have an indirect interest in such relationship or arrangement.

Neither the Company nor its employees, officers and trustees shall engage in a Related Party Transaction unless the material terms and conditions of the transaction are: (i) disclosed to the Audit Committee, (ii) approved in advance by the Audit Committee, and (iii) deemed by the Audit Committee to be no less favorable to the Company and its subsidiaries than the terms and conditions that could have been obtained from unaffiliated parties in an arm’s length transaction.  All employees, officers and trustees of the Company who become aware of the existence of any existing, proposed, or potential Related Party Transaction are encouraged to bring that information to the attention of a supervisor, manager, or other appropriate Company personnel.

In reviewing any existing, proposed, or potential Related Party Transaction, the Audit Committee will conduct itself in accordance with all applicable laws and in accordance with our governance documents.  The Audit Committee will consider all relevant facts and circumstances to determine whether a Related Party Transaction exists, is proposed, or may occur and whether or not to approve the transaction.  The Audit Committee may interview any Company personnel and any other third party that it deems appropriate or necessary to assist it in determining (i) whether there is a Related Party Transaction and (ii) whether to approve the transaction.  In connection with any review by the Audit Committee, it shall have access to all documents in the Company’s possession and shall have the authority to request additional documents it deems appropriate or necessary from any employee, trustee, officer, or Family Member of such personnel and any third party.  All Company personnel shall cooperate with any document or information requests made by the Audit Committee in connection with its review of a transaction.  In connection with the Audit Committee’s review of any existing, proposed, or potential Related Party Transaction, the Audit Committee shall have the authority to engage independent counsel, accounting, or other consultants to advise it as it determines appropriate.

If a Related Party Transaction is approved by the Audit Committee, the Company will disclose the existence and material terms of the transaction in its securities filings if and to the extent required by applicable securities laws.  The Audit Committee shall inform the Board of Trustees of any approval or non-approval of a Related Party Transaction.

The Disclosure Committee

The Disclosure Committee is currently composed of Ms. Janette P. Bobot, Chairperson of the Disclosure Committee and also director of the Company’s department of internal audit, and four (4) of the Company’s senior executive officers, Messrs. Michael P. Glimcher, Marshall A. Loeb, Mark E. Yale, and Kim A. Rieck.  The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all material disclosures made to the Company’s shareholders, the investment community, and the SEC, that pertain to Company matters, including, but not limited to, the Company’s financial condition and results of operations.  The Disclosure Committee is not a committee of the Board of Trustees.  The Disclosure Committee met five (5) times during the fiscal year ended December 31, 2008.  The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it is available on our website at www.glimcher.com.  The Disclosure Committee Charter sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

Trustee Independence

The Board of Trustees and Nominating and Corporate Governance Committee have determined that Messrs. Aronowitz, Celeste, Doran, Gross, O’Brien, Overly, and Williams are trustees that meet the independence requirements of the NYSE.  The Board of Trustees has made such a determination based on the fact that none of the listed persons have had, or currently have, any material relationship with the Company that would currently impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable, or familial relationship.  A majority of the trustees on the Board of Trustees satisfied the independence requirements of the NYSE during fiscal year 2008.

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OUR BOARD OF TRUSTEES, ITS COMMITTEES, & THEIR POLICIES

Our Board of Trustees currently has ten (10) members and one (1) vacancy.  The persons comprising the Board of Trustees also constitute all of the members of the Board of Directors of Glimcher Properties Corporation, a wholly-owned subsidiary of the Company and sole general partner of our operating partnership, Glimcher Properties Limited Partnership.  During the Company's fiscal year ended December 31, 2008, the Board of Trustees held four (4) regular quarterly meetings, six (6) special meetings and acted by unanimous written consent on five (5) occasions.  All of the trustees attended at least 75% of all of the meetings of the Board of Trustees held during the fiscal year ended December 31, 2008 and the committees thereof on which such person served during the period.  All members of the Board of Trustees are expected to attend in person the Company’s Annual Meeting. All of the current members of the Board of Trustees attended the 2008 Annual Meeting of Shareholders.  Additionally, during the Company’s fiscal year ended December 31, 2008, non-management trustees met without management in regularly scheduled executive sessions over which the lead trustee of the independent members of the Board of Trustees presided.   Mr. Wayne S. Doran served as lead independent trustee during the 2008 fiscal year.  The Board of Trustees has five (5) standing committees: an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Strategic Planning Committee, and an Executive Compensation Committee.  Each committee’s membership and responsibilities are discussed below and is current as of the Record Date.

Executive Committee

The members of the Executive Committee are Messrs. Wayne S. Doran, Michael P. Glimcher, Niles C. Overly, and Timothy J. O’Brien.  Mr. Glimcher is the Chairman of the Executive Committee.  The function of the Executive Committee is to generally exercise all of the powers of the Board of Trustees except those which are prohibited pursuant to resolutions adopted by the Board of Trustees or which require action by all trustees or independent trustees under applicable law, the provisions of the Bylaws, or Declaration of Trust.  The Executive Committee did not meet during the fiscal year ended December 31, 2008, but acted by unanimous written consent on six (6) occasions.

Audit Committee

The members of the Audit Committee are Messrs. David M. Aronowitz, Timothy J. O’Brien, Niles C. Overly, and William S. Williams.  Mr. Overly is the Chairman of the Audit Committee.  Each member of the Audit Committee qualifies as an “independent” trustee under the listing standards of the NYSE and the rules promulgated by the SEC.   The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The function of the Audit Committee is to: (i) appoint and replace the Company’s independent registered public accounting firm, (ii) review with the independent registered public accounting firm the audit plans and results of the audit engagement, (iii) approve professional services provided by the independent registered public accounting firm, (iv) review the qualifications and independence of the independent registered public accounting firm, (v) consider the range of audit and non-audit fees, (vi) review the adequacy of the Company’s internal accounting controls, (vii) review and approve any Related Party Transactions, and (viii) investigate reports of ethical and regulatory violations within the Company.  The Audit Committee also reviews the results of management’s assessment of internal control over financial reporting set forth in Management’s Report on Internal Control Over Financial Reporting.  The Audit Committee met eleven (11) times during the fiscal year ended December 31, 2008.

The Board of Trustees has adopted an Audit Committee Charter, a current copy of which is available on our website at www.glimcher.com.  A copy of the Audit Committee Charter is also available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  The Audit Committee Charter sets forth the responsibilities, authority, and specific duties of the Audit Committee as well as the structure and membership requirements of the Audit Committee, the relationship of the Audit Committee to the Company’s independent registered public accounting firm, the Company’s internal audit department, and Company management.  The federal securities laws require the Audit Committee to make certain statements regarding their review of the Company’s financial statements and their discussions with the Company’s independent registered public accounting firm about those statements.  These statements appear in the section of this Proxy Statement entitled “Audit Committee Statements.”

Audit Committee Financial Expert

The Board of Trustees has determined that Mr. Niles C. Overly is qualified to serve as an Audit Committee Financial Expert in accordance with the independence and experience requirements of the NYSE, the Exchange Act, and other applicable laws, including the Sarbanes-Oxley Act of 2002.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, and William S. Williams.  Mr. Gross is the Chairman of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an “independent” trustee under the listing standards of the NYSE.  The function of the Nominating and Corporate Governance Committee is to: (i) identify individuals qualified to be members of the Board of Trustees, (ii) propose to the Board of Trustees nominees for election at the next annual meeting of the Company’s shareholders, (iii) recommend to the Board of Trustees any modifications or enhancements to the Corporate Governance Guidelines, and (iv) recommend trustee nominees to the Board of Trustees for each committee of the Board of Trustees and for the Chairperson of each such committee.  The Nominating and Corporate Governance Committee met three (3) times during the fiscal year ended December 31, 2008 and acted by unanimous written consent on two (2) occasions.  The Board of Trustees has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.glimcher.com.  A copy of the Amended and Restated Nominating and Corporate Governance Committee Charter (the “Charter”) is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  The Charter sets out the responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee.

Strategic Planning Committee

The members of the Strategic Planning Committee (the “Planning Committee”) are Messrs. Wayne S. Doran, Herbert Glimcher, Michael P. Glimcher, Howard Gross, and Timothy J. O’Brien.  Mr. Doran is Chairman of the Planning Committee.  The Board of Trustees created the Planning Committee in September 2007.  Under the Planning Committee’s charter, each member of the Planning Committee shall possess expertise and practical experience in finance, financial matters, as well as in dealing with the type of transactions described below. No member of the Planning Committee shall during their tenure on the Planning Committee be a consultant, third-party vendor/service provider (including a representative or employee of a third-party vendor or service provider) or independent contractor for the Company or any of its affiliates.  All members of the Planning Committee shall be incumbent members of the Board of Trustees.  The Planning Committee met ten (10) times during the fiscal year ended December 31, 2008.  The function of the Planning Committee is to:

(i)
review, evaluate, and assess any extraordinary transaction (or series of related transactions) between the Company, or any affiliate, and any unaffiliated third party involving the sale, merger, consolidation, transfer, exchange, apportionment, or any conveyance of:  (A) an asset or group of assets representing more than fifty percent (50%) of the book value of the Company’s assets (on a consolidated basis as determined in accordance with Generally Accepted Accounting Principles (GAAP) prior to the transaction or (B) any other asset or group of assets on which the long-term (i.e., greater than one (1) fiscal year) business strategy of the Company is substantially dependent;

(ii)
review, evaluate, and assess any material and extraordinary restructuring of the management or corporate structure of the Company, or any affiliate, in a way relating to its operations or capital (including, but not limited to, debt, liabilities, or other securities) structure and composition (including, but not limited to, the Company’s qualification as a real estate investment trust); and

(iii)	perform such other duties as assigned to it by the Board of Trustees or required and permitted by any other applicable law or regulation.

The Board of Trustees has adopted a written charter for the Planning Committee.  A copy of the Strategic Planning Committee Charter is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.

Executive Compensation Committee

The members of the Executive Compensation Committee are Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, Niles C. Overly, and William S. Williams.  Mr. Williams is the Chairman of the Executive Compensation Committee.  Each member of the Executive Compensation Committee qualifies as an “independent” trustee under the listing standards of the NYSE.  The Board of Trustees has adopted a written charter for the Executive Compensation Committee which is available on our website at www.glimcher.com.  A copy of the Amended and Restated Executive Compensation Committee Charter is also available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  The Amended and Restated Executive Compensation Committee Charter sets out the responsibilities, authority, and specific duties of the Executive Compensation Committee.  It also specifies, among other things, the structure and membership requirements of the Executive Compensation Committee, as well as the relationship of the Executive Compensation Committee to any independent compensation consultants and management of the Company.  The Executive Compensation Committee met six (6) times during the fiscal year ended December 31, 2008 and acted by unanimous written consent on two (2) occasions.

The Executive Compensation Committee’s scope of authority includes the following:

(i)
to approve all compensation (including, but not limited to, salary, equity awards, benefits, and perquisites) and hiring matters relating to any individual employed by the Company (including any affiliate) who holds the position of Vice President and higher;

(ii)	to make all decisions relating to the termination of any individual employed by the Company (including any affiliate) who holds the position of Senior Vice President and higher;

(iii)	to review and approve corporate goals and objectives relating to the compensation of the Company’s Chief Executive Officer;

(iv)	to review and approve, as needed or required from time to time, salaries for Company personnel who are employed in positions below that of Vice President;

(v)	to review and approve compensation for members of the Board of Trustees;

(vi)
to retain and terminate any compensation consultant or consulting firm to be used to assist the committee in the evaluation of compensation matters and to obtain advice and assistance from internal or external legal, accounting, or other advisors;

(vii)
to approve and determine fees and other retention terms for compensation consultants that are hired to assist in investigations into or studies of matters within the committee’s responsibilities, and retain, at the Company’s expense, such independent counsel and other advisors as it deems necessary for such purposes; and

(viii)
to perform such duties and responsibilities as may be assigned to the Executive Compensation Committee under the terms of any of the Company’s management or employee compensation, equity-based or benefit plans, or by the administration committee of such plans.

The Executive Compensation Committee may delegate any of its duties mentioned above to the extent permitted by the Amended and Restated Executive Compensation Committee Charter, the Bylaws, Declaration of Trust, Corporate Governance Guidelines, or applicable law.  To the extent permitted, its duties may be delegated to subcommittees of the Executive Compensation Committee or certain officers of the Company.  Also, the Executive Compensation Committee may delegate, to Company personnel employed in positions of Senior Vice President and higher, its authority to approve awards from the Company’s equity or incentive compensation plans to persons who hold positions of Vice President and below, provided such delegation does not violate the terms of the Amended and Restated Executive Compensation Committee Charter, Corporate Governance Guidelines, the applicable plan, or any other applicable law or regulation.  Furthermore, under the Amended and Restated Executive Compensation Committee Charter, the Executive Compensation Committee is prohibited from delegating to a subcommittee any decision relating to the compensation or evaluation of the Board of Trustees, Chief Executive Officer, the Executive Compensation Committee itself, or any officer of the Company employed as Senior Vice President or higher.

In determining the amount and form of annual compensation for the Company’s senior executive officers and trustees, the Executive Compensation Committee uses annual performance reviews and guidance from a compensation consultant.  Below is a discussion of how the Executive Compensation Committee uses information from each of these sources to make its determinations.

Performance Reviews

The annual performance evaluations of the Company’s Senior Vice President, General Counsel and Secretary, Executive Vice Presidents, and President are performed by the Company’s Chief Executive Officer.  The Company’s President evaluates the performance of the Senior Vice President, Director of Leasing and the Senior Vice President, Property Management. The Company’s Chief Investment Officer evaluates the performance of the Senior Vice President, Development. The Executive Compensation Committee conducts its own annual evaluation of the Chief Executive Officer's performance. Each of the senior executive officers, including the Chief Executive Officer, is assessed on the basis of the Company’s annual operating results, performance on individual objectives, and leadership skills.  At the beginning of 2008, the Chief Executive Officer approved the individual goals and objectives of the Company’s Senior Vice Presidents and higher, and the Chief Executive Officer discussed his own goals and objectives with the Executive Compensation Committee.  The committee approved the final goals and objectives for the Chief Executive Officer, President, and each Executive Vice President and Senior Vice President.  The goals and objectives of the senior executive officers, including the Chief Executive Officer, may be revised throughout the year in order to make necessary adjustments based upon changing business conditions, promotions, and unforeseen events.

As part of their annual performance evaluations, each senior executive officer, including the Chief Executive Officer, completes a self-assessment and participates in a formal evaluation of the goals and objectives established by the officer during the first half of the year.  The Executive Compensation Committee makes determinations pertaining to salary adjustments, equity awards, and annual performance bonuses for senior executives based, in part, on:  (i) the Chief Executive Officer’s evaluation of the performance of the Senior Vice President, General Counsel and Secretary, Executive Vice Presidents and the President, (ii) the President’s evaluation of the Senior Vice President, Director of Leasing and the Senior Vice President, Property Management, and (iii) the Chief Investment Officer’s evaluation of the performance of the Senior Vice President, Development.  The Executive Compensation Committee makes its own evaluations in determining the annual salary adjustments, equity awards, and annual performance bonus for the Chief Executive Officer.

Compensation Consultant

The Executive Compensation Committee has engaged Hewitt Associates, LLC, a global executive compensation consulting firm (“Hewitt”), in the past to assist it in making compensation determinations with respect to the Company’s senior executive officers and trustees, as well as structuring the Company’s executive compensation programs and plans.  Hewitt continues to provide executive compensation consulting services to the Executive Compensation Committee on an as needed basis.  The scope of Hewitt’s duties primarily includes providing the following to the Executive Compensation Committee:

(i)
data and guidance that the Executive Compensation Committee may use to make decisions that are consistent with the Company’s business strategy, compensation philosophy, prevailing market practices, relevant legal and regulatory mandates, and shareholder interests;

(ii)
equity and non-equity incentive compensation plan design and advice for both annual and various long-term incentive compensation plan structures that will meet the Company’s compensation objectives and competitive market best practice philosophies;

(iii)
competitive market compensation studies to be used in determining base salary, bonus, long-term incentive awards, and periodic reviews of other elements of compensation for the Company’s Chief Executive Officer and other senior executive officers;

(iv)	data and guidance regarding stock ownership guidelines and polices used by companies within the Company’s industry; and

(v)	data and guidance about best practice philosophies, competitive market compensation studies, and competitive pay levels with respect to trustee compensation.

In addition to the information obtained from our annual performance reviews and existing compensation data within our industry, the Executive Compensation Committee used compensation studies compiled by Hewitt to make its determinations on our existing trustee compensation structure.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee currently consists of Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, Niles C. Overly, and William S. Williams.  The Board of Trustees has appointed the Executive Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrator of the Company’s compensation and option plans. The Executive Compensation Committee is the administrator for the Company’s Amended and Restated 1997 Incentive Plan (the “1997 Plan”) and the Amended and Restated 2004 Incentive Compensation Plan (the “2004 Plan”).  As the administrator, the Executive Compensation Committee determines the number of options and other awards granted to the trustees and employees of the Company under the 2004 Plan and, to the extent that awards are modified or adjusted, the 1997 Plan.  None of the current members of the Executive Compensation Committee are or were ever officers and/or employees of the Company or any of its subsidiaries.  The Executive Compensation Committee has prepared a Compensation Committee Report.  The text of this report can be found in the section of this Proxy Statement entitled “Compensation Committee Report.”

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COMPENSATION OF OUR EXECUTIVE OFFICERS & TRUSTEES

Compensation Discussion and Analysis

Executive Summary

During 2008, we continued our efforts to maintain and further the traditional objectives of our executive compensation program while implementing initiatives to reduce costs across our entire corporate enterprise in response to an increasingly challenging economic environment.  Although we did not, during 2008, implement traditional pay increases or modifications to our existing executive compensation plans as part of the aforementioned initiatives, we believe that the objectives of our program were still attained during 2008 due in part to modifications we made during 2007 to improve the competitiveness of our salary compensation and reduce the disparity in compensation between similarly situated executives at our company.  As shown in the Summary Compensation Table, total compensation for the listed executives decreased in 2008 as compared to 2007 due primarily to the absence of material salary growth, reduced costs for equity compensation, and the reversal in 2008 of the compensation expense for our performance shares awarded during 2007.  As discussed below and shown by our achievement of certain corporate goals during 2008, we believe that we continued to advance our objective of providing a compensation program that motivates our executives to focus their performance on the goals of our company and align their motivations with those of our shareholders.  Moreover, we believe that during 2008, we achieved our objective of encouraging our executive personnel to obtain or increase their stock ownership in our company as evidence by our adoption of stock ownership guidelines. Although the absence of compensation modifications during 2008 meant that we could not continue practices intended to achieve the objective of narrowing the differences in total compensation amongst our similarly situated executives, the Summary Compensation Table illustrates that modifications instituted in the last few years have enabled us to come closer to achieving pay equality in certain areas of compensation. Despite the difficult economic challenges that exist today, we believe that we have the programs, policies and plans in place to continue providing executive compensation that rewards achievement, compares favorably with executive compensation within our peer group, and is compatible with our fiscal budget.

Overview

In this section, we describe all of the important elements of compensation for the senior executive officers listed in the tables that follow and explain how we determined the amounts of compensation paid or provided to the listed officers during 2008 as well as our reasons for paying or providing the compensation disclosed.  During 2008, we continued our effort to provide compensation to our senior executive officers that was both rewarding of performance and competitive with our peer companies. Additionally, our compensation decisions were impacted by the anticipated adverse economic conditions prevalent in 2008 and the resulting impact on the Company’s expected performance. Throughout this section, we refer to the senior executive officers listed in the tables following this section as the “Named Executives” and the Executive Compensation Committee as the “Compensation Committee.”  Additionally, unless otherwise stated, references in this section to data in the Summary Compensation Table are only with respect to the year 2008.

This section is organized to first describe the objectives of our compensation program for the Named Executives as well as executive compensation generally. Following the discussion of the objectives, we discuss how benchmarking and the review of executive compensation at our peer companies have influenced our executive compensation program and compensation decisions in previous years as well as during 2008. We then explain what our executive compensation program is designed to reward and describe each compensation element within our executive compensation program.  As we discuss each element of compensation, we also will discuss our reasons for choosing to pay the particular element as well as:

(i)	how we generally determined the payment amount for the particular element of compensation;

(ii)	how our decision regarding that element fits into one or more of our overall objectives for our executive compensation program; and

(iii)	how decisions about the particular element of compensation affects, if at all, our decisions regarding other compensation elements.

We conclude our discussion with a brief discussion of the tax and accounting implications of our executive compensation program.

Objectives of Our Executive Compensation Program

The goal of our compensation program for the Named Executives, as well as for our executive officers generally, is to provide compensation that is fair and equitable to both the executive officer and our company.  We attempt to accomplish this goal by establishing a compensation program for our senior executive officers with the following objectives:

(i)
to provide compensation for performance based upon the annual financial results of our company, a person’s contribution to our company, and the operational results of the department in our company that the officer is responsible for managing;

(ii)	to motivate senior executive officers to focus their performance on both the long-term and short-term goals of our company and align their motivations with those of our shareholders;

(iii)
to attract and retain senior executive officers who are important to the success of our company by awarding compensation that is competitive with companies comparable to our company in size and operation;

(iv)	to encourage senior executive officers to increase their ownership of Common Stock in our company over the course of their employment;

(v)
to provide compensation that contributes to building and enhancing positive morale among the senior executive officers to motivate them to work towards achieving our company’s corporate goals and objectives; and

(vi)	to provide comparable compensation to similarly situated and similarly performing executive officers within our company.

During 2008, decisions regarding the compensation of our executive officers were guided by the aforementioned objectives; however, policies and decisions regarding executive compensation in our company were also impacted by our 2008 fiscal budget which anticipated certain adverse economic conditions throughout 2008 in both the retail industry as well as the United States economy and the resulting impact on the Company’s expected performance.

Market Comparisons & Benchmarking for Executive Compensation

In the past, the Compensation Committee used compensation studies to obtain comparative compensation data that the committee used to establish our executive compensation plans, policies, and targets as well as to make decisions regarding base salary, equity awards, and performance bonuses for our executives including each of the Named Executives.

During 2006 and 2007, the Compensation Committee used comparative compensation data from Hewitt (the “Hewitt Study”) to identify: (i) the peer companies used as a comparison base to assess the competitiveness of our executive compensation (the “Peer Group”) and (ii) the subgroup(s) (or percentile ranking) within the Peer Group with whom we expected our executive compensation to be most comparable and competitive. The Peer Group consists of twenty-four (24) publicly-held real estate investment trusts or REITs that: (i) operate in the retail shopping mall sector, (ii) operate outside of the mall sector, but are comparable to our company in size, or (iii) compete with us for investment capital and executive talent.  The companies that comprise the Peer Group are as follows:

• Acadia Realty Trust	• Arden Realty, Inc. *	• BRE Properties, Inc.	• CBL & Associates Properties, Inc.
• Colonial Properties Trust	• Crescent Real Estate Equities Company*	• Developers Diversified Realty Corporation	• Equity One, Inc.
• Federal Realty Investment Trust	• General Growth Properties, Inc.	• Heritage Property Investment Trust, Inc. *	• Kimco Realty Corp.
• The Macerich Company	• The Mills Corporation *	• New Plan Excel Realty Trust, Inc.*	• Pan Pacific Retail Properties, Inc. *
• Pennsylvania Real Estate Investment Trust	• Ramco-Gershenson Properties Trust	• Regency Centers Corp.	• Simon Property Group, Inc.
• Tanger Factory Outlet Centers, Inc.	• Taubman Centers, Inc.	• UDR, Inc. (formerly United Dominion Realty Trust, Inc.)	• Weingarten Realty Investors
* Company has been acquired or ceased operations since 2006.

At the end of 2007, our base salary, equity awards, and performance bonuses were generally competitive and comparable, on a position-by-position basis, with the 25th percentile of the Peer Group.  The 25th percentile was identified as an appropriate subgroup of the Peer Group for compensation comparison purposes because our company generally ranked near the 25th percentile of the Peer Group with respect to annual revenues and total stockholder return (measured over a ten (10) year period ending in 2005).  During 2008, as part of the Company’s budget reductions, no allowances were included in the Company’s 2008 annual budget for increases in executive salaries or performance bonuses.  As a result, the Compensation Committee did not engage in any market comparison using the Peer Group to establish and approve 2008 executive salaries because executive salaries remained at 2007 levels and no modifications were made to the structure of the Company’s executive bonus plan.  With respect to equity awards, as we describe in greater detail in the section captioned 2008 Equity Compensation Grants & Programs, the Compensation Committee, in determining the size of the awards, considered the size of past awards, the Company’s performance during 2007 as well as the market value of the Common Shares, and the individual’s overall performance, and as a result, no market comparison using the Peer Group was utilized to formulate such awards.

What Our Executive Compensation Program is Designed to Reward

Our executive compensation program is designed to reward the operating performance of our company as well as individual performance.

(i)  Company Operating Performance

Our company is a REIT that primarily owns, leases, acquires, develops, and operates regional and super regional shopping malls.  In order to maintain our REIT status, we must distribute at least 90% of our ordinary taxable income to our shareholders.  Therefore, we use Funds From Operations, or FFO, as a supplemental measure to net income to measure our operating performance.  FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry.  FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (or loss) available to common shareholders (computed in accordance with Generally Accepted Accounting Principles or GAAP), excluding gains or losses from sales of depreciable assets, plus real estate related depreciation and amortization and after adjustments for joint ventures and minority interests. We believe that per share growth in both net income and FFO are important factors in enhancing shareholder value. Therefore, a component of our executive compensation program is designed to reward achievement of our company’s year-end per share FFO goals.  Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives, have the greatest opportunity to influence performance in this area.  Therefore, we base a large portion of their total compensation on an evaluation of our company’s annual FFO results.

It is important to note that FFO includes impairment losses for properties held-for-use and held-for-sale.  Also, FFO does not represent cash flow from our operating activities in accordance with GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs.  Moreover, FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Our Executive Bonus Plan uses FFO per Common Share performance targets to determine a portion of each Named Executive’s annual bonus.  As we will discuss in greater detail in the section below captioned Annual Bonus, 70% of a Named Executive’s target bonus opportunity under the Executive Bonus Plan is used to determine the portion of the person’s bonus that rewards our year-end FFO achievement.  We calculate FFO per Common Share by dividing our FFO by the weighted average number of diluted Common Shares outstanding for our fiscal year.  Under this calculation, our FFO is net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable assets, plus real estate depreciation and amortization after adjustments for joint ventures and minority interests.

Other factors that we use to measure our operating performance include occupancy levels at our regional shopping mall properties, property sales, completion or initiation of development or redevelopment projects, and completed joint venture or partnering initiatives.  These factors are generally used for individual goals or objectives because the completion of the goals or objectives is generally heavily influenced by the actions of a particular senior executive officer, department, or functional area within our company.

(ii)  Individual Performance

Our executive compensation program also rewards individual performance. Individual performance is rewarded through base salary and performance-based or variable compensation.  Through base salary, the specific skill set and managerial abilities of an executive are rewarded.  With respect to performance-based or variable compensation, individual performance is evaluated and rewarded based primarily upon an assessment of the executive’s achievement of predetermined individual objectives that are linked to our overall corporate goals.  Individual objectives of the executives differ for each person and are, generally, established in March of the evaluation year concurrently with the adoption of the Executive Bonus Plan for that year.  For the 2008 performance year, each of the Named Executives had five (5) objectives.  Bonus awards for performance on individual objectives for 2008 are granted under the Company’s 2008 Executive Bonus Plan.

Each Named Executive has a target bonus payout amount to reward overall performance of his individual objectives.  As we will discuss in greater detail in the section below captioned Annual Bonus, this amount is 30% of the person’s total target bonus opportunity under the Executive Bonus Plan.  A Named Executive’s target bonus payout amount for individual achievement is an amount within a range of bonus payout amounts for achievement of the individual objectives.  The range of bonus payouts for individual achievement corresponds to the assessment of the Named Executive’s overall performance on all objectives as shown by the chart below:

Performance Assessment	Threshold	Target	Maximum
Bonus Payout Range	75-99% of Target Bonus Payout for Individual Objectives	100% of Target Bonus Payout for Individual Objectives	101-125% of Target Bonus Payout for Individual Objectives

For each individual objective, a Named Executive has an expected deliverable or target performance.  The actual performance of the Named Executive with respect to an objective is evaluated and awarded at: (A) Target, which describes expected performance, (B) Threshold, which describes acceptable performance that is below Target performance, and (C) Maximum, which describes performance that exceeds expectations.  The performance targets for each Named Executive’s objectives are only stated in terms of target or expected performance.  There are no stated performance targets for Threshold or Maximum as these standards are identified in connection with the evaluation of a Named Executive’s performance and in light of expected performance for the particular objective. The evaluation levels for the individual objectives have the following achievement percentages: (A) Threshold (75–99%), (B) Target (100%), and (C) Maximum (101–125%).  At the conclusion of each Named Executive’s evaluation on his individual objectives, all of the achievement percentages for the person’s objectives are aggregated and divided by his total number of objectives in order to produce his overall achievement percentage for performance on his individual objectives. A Named Executive’s overall achievement percentage will range between 0%-125% and shall be used to determine the portion of the Named Executive’s annual bonus awarding individual achievement. Each objective is equally weighted, but the Named Executive’s performance evaluation for each objective may vary and affect his overall achievement percentage. If a Named Executive receives an overall achievement percentage below 75%, then he is ineligible for a bonus under the 2008 Executive Bonus Plan.  The 2008 individual objectives for the Named Executives and target performance for each objective are listed in the chart that follows:

Named Executive & Objectives	Target Performance
Chairman of the Board & Chief Executive Officer
Enhance and improve the liquidity of the Company and maintain and enhance financial flexibility by meeting or exceeding stated guidance.	Execute business plan with respect to appropriate options to improve liquidity and perform as stated with respect to objective on guidance.
Upgrade and reposition portfolio.	• Increase occupancy in core properties per stated goal, • Dispose of held-for-sale properties, and/or • Acquire/develop high quality properties.
Develop senior management team.	• Develop leadership team through executive coaching. • Have 3 to 5 senior executives complete 360 degree coaching session.
Maintain joint venture relationships and attempt to create commercial alliances.	Perform as stated.
Create and improve relationships with institutional investors, Wall Street analysts, shareholders, lenders, and the retailer community.	Perform as stated.

Executive Vice President, Chief Financial Officer & Treasurer
Continue to enhance monitoring of the Company's redevelopment/ development pipeline.	Formal periodic reporting of key projects to original underwriting.
Continue to drive productivity initiatives throughout the Company.	Full rollout of document imaging in accounts payable department. Complete strategic analysis and make recommendations to improve the information technology department.
Address 2007/2008 debt maturities at the Company’s Colonial Park, Puente Hills, and Morgantown Malls.	Obtain loan refinancings consistent with terms within the Company’s 2008 budget.
Eliminate individual mall computer networks.	Centralization of all mall computer servers in the Company’s corporate offices.
Improve collection and credit process.	Formal integration of the mall general managers into the collection process and improved reporting.

President & Chief Operating Officer
Meet our 2008 occupancy and minimum rent goals.	Perform as stated.
Meet 2008 common area maintenance (“CAM”) budget. Achieve utility and property tax savings. Find opportunities within both to capture additional revenue.	Perform as stated, reduce tax costs, find new revenue.
Meet 2008 sponsorship and gift card goals.	Perform as stated.
Guide head of human resources department to make human resources department an effective team at the appropriate general and administrative (“G&A”) cost.	Properly train team, revamp current systems and processes.
Continue to grow retailer relationships. Expand those to include anchor relationships.	Aid leasing and anchor leasing in completion of deals to improve productivity.

Named Executive & Objectives (cont’d)	Target Performance (cont’d)
Executive Vice President & Chief Investment Officer
Direct and monitor all pre-development and re-development activity. Coordinate finance, leasing and construction efforts.	Success at all new and redevelopment projects and costs control/process control on pre-development.
Assist in structuring all loan refinancing and ensure satisfactory completion.	Completion of loans on satisfactory terms for the Company’s Colonial Park, Puente Hills, and/or Morgantown Malls.
Supervise integration of the Company’s construction and development department teams.	Create new renaissance team structure and define processes for new organization.
Successfully implement asset disposition plan to include The Great Mall of the Great Plains and Eastland Charlotte Mall.	Malls sold, disposed or loan restructured.
Direct department store negotiations, portfolio reviews, and new business development.	Additional department store business in the Company’s portfolio and successful redevelopments.

Senior Vice President, Director of Leasing
Improve or maintain occupancy and minimum rent goals.	Maintain high occupancy and strategically review all property rent and occupancy goals. Manage the priorities of the leasing department accordingly.
Execute property leasing strategy.	Tie together the property "top 10 list," the 2008 property renewals, and the "lease tracking system [LTS] pipeline" to stay focused on the property leasing strategy.
Expand and improve leasing platform.	Implement the outparcel and big box leasing platform into the leasing department where it is a productive and organized part of the department’s weekly business.
Complete the 2008 development properties of Polaris Lifestyle Center, Scottsdale Quarter, and The Mall at Johnson City (“MJC”).	Polaris 80% leased at opening, Scottsdale Phase I 90% leased at opening, and a Forever 21 lease signed at MJC.
Enhance and develop leasing team and enhance leasing team’s focus on individual portfolios.	Schedule with the team and conduct more individual portfolio meetings in 2008. Elevate the role of 1-3 leasing staff members to either Leasing Representative or Senior Leasing Director.

The Elements of Compensation Within Our Executive Compensation Program

(i)  Base Salary

We provide base salaries for each of the Named Executives and to all of our other executive officers.  Their annual base salaries are intended to create a minimum level of compensation and are designed to achieve the objectives of our executive compensation program relating to hiring and retaining executive talent.  In establishing base salaries, the Compensation Committee annually evaluates during February or March of each year whether adjustments should be made to make the base salaries of our senior executives more competitive or to reflect changes in the role of an executive officer in the Company.  In evaluating and establishing base salaries, the Compensation Committee also considers the Company’s historical pay practices for the respective executive position, the role of the executive in our company and management structure, the person’s knowledge, performance, and experience, the comparability of salaries among the senior executives, and the Company’s fiscal budget for the year in which the salaries are paid.

During 2007, salaries for the Named Executives were adjusted to:  (A) improve salary comparability with similarly-situated executives at companies in our Peer Group within the 25th percentile, (B) recognize merit-based achievement, (C) recognize promotions, and (D) improve salary comparability amongst the Named Executives.  At the end of fiscal year 2007, the salaries for the Named Executives, on a position-by-position basis, were generally within the 25th percentile reported in the Hewitt Study as adjusted for inflation and were as follows:

Named Executive	2007 Annual Base Salary	Date Established/Modified
Chairman of the Board & Chief Executive Officer	$575,000	Sept. 2007
Executive Vice President, Chief Financial Officer & Treasurer	$300,178	Feb. 2007
President & Chief Operating Officer	$425,000	Sept. 2007
Executive Vice President & Chief Investment Officer	$335,204	Feb. 2007
Senior Vice President, Director of Leasing	$316,888	Feb. 2007

During 2008, the Compensation Committee, in response to Company budget reductions for compensation and a management recommended halt on executive salary increases for 2008, did not approve base salary adjustments for the Named Executives and 2008 base salaries remained at 2007 levels.  The salary data reported in the Summary Compensation Table shows slight increases between the 2007 and 2008 salaries of the Named Executives because the 2007 salary modifications were not, in each individual case, paid over the course of a full fiscal year as they were in 2008.  Although base salaries for the Named Executives were not adjusted for the 2008 fiscal year, salary compensation for the Named Executives continued to reflect our historical pay practices for the respective position and further our compensation objective of attracting and retaining executive personnel.  During 2008, our Chief Executive Officer and our President continued to have the first and second highest salary compensation amongst the Named Executives because of their management and oversight responsibilities. These differences in compensation are also reflected in our bonus, equity and severance compensation for the same reasons.  As in prior years, the amount of a Named Executive’s 2008 annual salary was not affected or influenced by the amount of any other compensation element within our executive compensation program; although, paid salary is a variable used in the formula to determine a Named Executive’s annual performance bonus and severance payout under our executive severance arrangements.  Moreover, the absence of salary growth for the Named Executives in 2008 was not a factor in determining whether other areas of executive compensation would be increased, adjusted or modified.  Salaries paid to the Named Executives for fiscal year 2008 are reflected in column (c) of the Summary Compensation Table and, generally, account for approximately 55% – 78% of a Named Executive’s total annual compensation reported in the Summary Compensation Table.  In March of 2009, as part of our efforts to lower our corporate expenses and costs, fiscal year 2009 base salaries for our senior executive officers, including each Named Executive, were reduced 10% from 2008 levels.

(ii)	Annual Bonus

The annual bonuses for our senior executive officers are traditionally designed to further our executive compensation objectives of providing performance-based compensation and compensation that is competitive with companies within our Peer Group.  We pay annual bonuses to the Named Executives because we believe it will further these objectives.  Historically, the annual bonus for our senior executive officers is a cash payment that is awarded in March for performance during the previous year.  The amount of the bonus payment for our senior executive officers, including the Named Executives, during 2008 is determined based upon the terms and conditions of our 2008 Executive Bonus Plan.

The 2008 Executive Bonus Plan is the only bonus plan in which the Named Executives participated in 2008.  Each year, the Compensation Committee determines which senior executive officers will participate in that year’s Executive Bonus Plan and approves the terms and conditions of the respective plan.  The Board of Trustees also adopts the plan when it approves and ratifies the actions of the Compensation Committee.  Generally, the participants in our Executive Bonus Plan are the Company’s Senior Vice Presidents and above.  Actual award payouts under the 2008 Executive Bonus Plan vary amongst the plan participants, including the Named Executives, and are ultimately determined by the Compensation Committee. In making award determinations under the 2008 Executive Bonus Plan, the Compensation Committee has the authority and discretion to take into consideration the impact of unanticipated and extraordinary factors or events that positively or negatively affected our company or an individual’s performance during the year.  The Compensation Committee’s use of discretion must always be authorized and ratified by the Board of Trustees, which has a majority of independent trustees, or pursuant to the terms of the compensation plan or contract approved by the Board of Trustees.

(A)    Structure of the 2008 Executive Bonus Plan

Under the 2008 Executive Bonus Plan, the final bonus payment amounts were determined based upon the evaluation of the Company’s FFO performance and the senior executive officer’s performance on his individual objectives.  The plan is structured in this manner so that we may reward both individual achievement and corporate achievement in furtherance of our compensation objective to provide performance-based compensation and reward the type of achievement that our executive compensation program is designed to reward.  An individual’s bonus payment amount is the sum of two components:  (1) the portion of the payment based upon a review and evaluation of our year-end FFO performance (the “FFO Component”) and (2) the portion of the payment based upon the overall achievement of the individual’s objectives (the “Individual Objectives Component”).

In determining the FFO Component and Individual Objectives Component that comprise a Named Executive’s bonus payment, the following bonus targets must initially be determined:  (1) Target Bonus Payout Amount, (2) FFO Target Amount, and (3) Individual Objectives Target Amount.  Under the plan, a Named Executive’s Target Bonus Payout Amount is a stated percentage of the salary paid to him during the year.  The Named Executive’s FFO Target Amount is 70% of his Target Bonus Payout Amount and the Individual Objectives Target Amount is 30% of the Target Bonus Payout Amount.  The Compensation Committee structured the plan in this manner in order to make the majority of a Named Executive’s bonus award opportunity contingent on our company’s overall FFO performance.  The Target Bonus Payout Amount, FFO Target Amount, and Individual Objectives Target Amount do not represent bonus payment amounts under the plan, but instead represent targets that determine the bonus amount depending upon the level of individual and corporate achievement.  The Target Bonus Payout Amount, FFO Target Amount, and Individual Objectives Target Amount for each of the Named Executives are listed in the table below (amounts are rounded to the nearest dollar):

Named Executive	Target Bonus Payout Amount	FFO Target Amount (70% of Target Bonus Payout Amount)	Indiv. Obj. Target Amt. (30% of Target Bonus Payout Amount)
Chairman of the Board & CEO	$488,750 (85% of paid salary)	$342,125	$146,625
EVP, CFO & Treasurer	$150,089 (50% of paid salary)	$105,062	$45,027
President & COO	$212,500 (50% of paid salary)	$148,750	$63,750
EVP & Chief Investment Officer	$167,602 (50% of paid salary)	$117,321	$50,281
SVP/Director of Leasing	$95,066 (30% of paid salary)	$66,546	$28,520

During 2007, the Compensation Committee approved increases to the percentages of salary used to determine the Target Bonus Payout Amount under the 2007 Executive Bonus Plan in order to continue to make the target bonus potential for each Named Executive comparable to and competitive with the target bonus potential reported in the Hewitt Study for similarly situated officers at the 25th percentile of our Peer Group. The Compensation Committee did not make any further adjustments to the target bonus potential for the Named Executives during 2008 primarily because of the Company’s budget reductions for fiscal year 2008 executive compensation. Despite the absence of adjustments in target bonus potential during 2008, the Compensation Committee believes that the bonus compensation of the Named Executives continues to further our objectives to provide compensation comparable and competitive with companies within our Peer Group and which also motivates our senior executives to perform at a high level.

(B)  Determining the Amount of the FFO Component of a Named Executive’s Annual Bonus

Following the Compensation Committee’s review and evaluation of our year-end FFO performance, the amount of the FFO Component of a Named Executive’s annual bonus under the 2008 Executive Bonus Plan is determined using the following scale:

Evaluation Levels for FFO Performance
Bonus Payment Component	Minimum (Yr. End FFO of $1.89-$2.01)	Threshold (Yr. End FFO of $2.02-$2.11)	Target (Yr. End FFO of $2.12-$2.21)	Maximum (Yr. End FFO of $2.22)
FFO Component	25-48% of FFO Target Amount	50-95% of FFO Target Amount	100-145% of FFO Target Amount	150% of FFO Target Amount

The FFO targets stated in the chart above were formulated to include the range of our anticipated 2008 per Common Share FFO results that were initially announced at the beginning of 2008. Under each level of FFO performance in the 2008 Executive Bonus Plan, each year-end FFO dollar amount is assigned a percentage used to determine the portion of the FFO Target Amount a participant is eligible to receive based upon the Company’s year-end FFO performance.  For example, if we attain a year-end FFO of $1.91 per share, then plan participants would be eligible to receive 28% of their FFO Target Amount, but if we achieved a year-end FFO of $1.92 per share, then plan participants would be eligible to receive 30% of their FFO Target Amount.  Under the plan, percentage payouts are separated by two percentage points per FFO dollar amounts under the Minimum level of performance (starting at $1.90) and by five percentage points under the Threshold and Target levels.  The Compensation Committee structured the plan in this manner to reduce the need for discretion in determining the amount of a bonus plan participant’s award for FFO achievement within each level of FFO performance.  For 2008, we reported FFO per diluted Common Share of $2.04. Under the 2008 Executive Bonus Plan, FFO per diluted Common Share of $2.04 means participants are eligible to receive a bonus payment for the FFO Component equal to 60% of their FFO Target Amount.  The Compensation Committee approved and authorized the payment of bonus awards to the Company’s senior executive officers, including all of the Named Executives, equal to 60% of the executive’s FFO Target Amount under the 2008 Executive Bonus Plan’s Threshold evaluation level for FFO performance.

(C)  Determining the Individual Objectives Component of a Named Executive’s Annual Bonus

In determining the amount of the Individual Objectives Component of a Named Executive’s annual performance bonus, the Compensation Committee considers the overall performance of the Named Executive on his individual objectives.  Upon the completion of the Named Executive’s performance evaluation, the Named Executive receives an overall achievement percentage that may range from 0% to 125% that reflects his performance on his individual objectives.  This overall achievement percentage is then applied to the Named Executive’s Individual Objectives Target Amount to determine the Individual Objectives Component of the Named Executive’s annual bonus award.  If a Named Executive receives an overall achievement percentage below 75% then he is ineligible for a bonus under the 2008 Executive Bonus Plan.  The table below lists the range of bonus payouts for individual achievement that each of the Named Executives was eligible to receive based upon his achievement of his individual objectives (amounts are rounded to the nearest dollar):

	Overall Performance Evaluation Levels for Individual Objectives
Named Executive	Threshold (75-99% Achievement Percentage)	Target (100% Achievement Percentage)[1]	Maximum (101-125% Achievement Percentage)
Chairman of the Board & CEO	$109,969 – $145,159	$146,625	$148,091 – $183,281
EVP, CFO & Treasurer	$33,770 – $44,577	$45,027	$45,477 – $56,284
President & COO	$47,813 – $63,113	$63,750	$64,388 – $79,688
EVP & Chief Investment Officer	$37,711 – $49,778	$50,281	$50,784 – $62,851
SVP/Director of Leasing	$21,390 – $28,235	$28,520	$28,805 – $35,650
[1]Listed amounts represent each Named Executive’s Individual Objectives Target Amount.

The individual objectives of the Named Executives can be separated into two (2) categories:  (1) objectives relating to the performance of the respective Named Executive and (2) objectives relating to the Company’s activities or operational results or the performance of others affiliated with the Company.   Generally, the Named Executives have more objectives relating to the Company’s activities, operational results, or performance due to the managerial focus of their responsibilities.  The Compensation Committee in assessing the individual performance evaluations to determine the Individual Objectives Component of a Named Executive’s bonus award recognized the following Company achievements: (1) the Company’s achievement of mall store occupancy for 2008 at a level above the Company’s 2007 occupancy percentage; (2) the Company’s completion of mortgage refinancing transactions for four of the Company’s regional mall properties despite a challenging environment for obtaining bank financing; (3) the Company’s achievement of year-end per Common Share FFO within its projections for 2008; (4) maintaining CAM expenses below the Company’s 2008 budget for CAM costs; (5) the Company’s implementation of a plan for the disposition of Charlotte Eastland Mall; (6) the Company obtaining a high number of tenant signed leases or letters of intent with respect to the Company’s development properties and key retailer leases at the Company’s re-development properties despite a challenging economic environment for retailers; and (7) the Company achieving increases in sponsorship revenue during 2008 as compared to 2007.

In determining each Named Executive’s Individual Objectives Component, the Compensation Committee also recognized individual achievements in addition to the Company achievements mentioned above.  In some instances, Named Executives shared objectives or a Named Executive had objectives with similar elements to those of other Named Executives, but in either case the performance evaluations may have differed amongst the Named Executives for the particular shared objectives.  The reasons for these differences are primarily attributable to the differing roles Named Executives may have held in helping the Company achieve the objective or that different aspects of the Company’s performance or operations were evaluated in determining the Named Executive’s performance on a shared objective.

With respect to determining the Chief Executive Officer’s Individual Objectives Component, the Compensation Committee considered his achievement of a Target rating for his objective to maintain the Company’s existing joint venture relationships and attempting to create new commercial alliances.  At the end 2008, the Company’s four joint ventures that existed at the beginning of the year were still in place and the Company continues its efforts in evaluating opportunities to sell or joint venture a portion of its mall portfolio. The Chief Executive Officer received a Threshold rating for his objective to create a plan to improve relationships with institutional investors, financial analysts, shareholders, lenders, and the retailer community. Because the Company did not institute planned programs for executive coaching due to its efforts to reduce corporate costs, the Chief Executive Officer did not achieve his objective relating to the development of senior management personnel.  With respect to Company achievements, the Chief Executive Officer received a Maximum rating on his objective to upgrade and reposition the Company’s portfolio as shown by the:  (1) sale of Knox Village Square during 2008, (2) increased mall store occupancy for 2008 to 94.4%, (3) progress at year-end of the Scottsdale Quarter development in Scottsdale, AZ at which time over 70% of the retail space was addressed by either signed leases or letters of intent, and (4) progress at year-end of the lifestyle addition at Polaris Fashion Place (“Polaris”) at which time over 90% of the space was committed through signed leases. Lastly, the Chief Executive Officer achieved a Target rating on his objective to enhance and improve the Company’s liquidity and maintaining and enhancing the Company’s financial flexibility by meeting or exceeding stated guidance as shown by the Company: (1) completing mortgage loan transactions during 2008 for Puente Hills Mall, Morgantown Mall, Colonial Park Mall, and Northtown Mall, (2) achieving a year-end per Common Share FFO within the Company’s 2008 stated guidance range for FFO performance, and (3) implementing initiatives throughout the Company during 2008 to reduce corporate costs.

In determining the Chief Financial Officer’s Individual Objectives Component, the Compensation Committee considered his efforts to enhance the monitoring of the Company’s redevelopment/development pipeline which was evaluated at the Threshold level as well as his efforts to continue implementation of productivity initiatives throughout the Company for which he was evaluated at the Target level and is primarily exemplified by the successful implementation of a new document imaging system in the Company’s accounts payable department. The Compensation Committee also considered the Chief Financial Officer’s performance evaluations on his objectives to eliminate the Company’s mall computer networks and create the infrastructure for a centralized server at the Company’s headquarters as well as the objective to improve the Company’s collection and credit process. The Chief Financial Officer achieved a Maximum rating on both objectives. Lastly, with respect to Company achievements, the Chief Financial Officer received a Maximum rating on his objective to address the Company’s mortgage debt that matured during 2008.  The Chief Financial Officer had a key role in the Company completing four mortgage loan transactions during 2008 that generated proceeds consistent with the Company’s budget forecast for loan proceeds despite a difficult environment for obtaining bank financing.

In determining the President’s Individual Objectives Component, the Compensation Committee considered his efforts in assisting the supervisor of the Company’s human resources department to improve the department’s efficiency at an appropriate G&A cost and his efforts to increase contacts within the retailer community, for which he received Target ratings on both objectives. With respect to Company achievements, the Compensation Committee considered the Company’s increased mall store occupancy during 2008, increased sponsorship revenue, reduced CAM expenses, utility costs and property taxes, and additional revenue achieved from the aforementioned cost reductions. With respect to the President’s objective relating to the Company’s sponsorship and gift card goals, the Compensation Committee recognized that the Company achieved an increase of approximately 23% in sponsorship revenue during 2008 as compared to 2007 and although gift card revenue was below the Company’s budgeted target, the Compensation Committee recognized the deficiency as attributable primarily to reduced consumer demand due to the economic environment as opposed to the President’s performance.  As a result the Compensation Committee used its authorized discretion to reward the President’s achievement of a Maximum rating for that objective. On account of the Company’s reduced CAM expenses, taxes, and utility costs, the President achieved a Target rating with respect to his objective to reduce CAM expenses, utility costs and property taxes.  Lastly, although the Company achieved its 2008 occupancy goals, the President received a Threshold rating for his objective relating to occupancy and rent targets because the Company did not achieve its 2008 budgeted rent revenue target for specialty leasing.

In determining the Chief Investment Officer’s Individual Objectives Component, the Compensation Committee considered his efforts in directing department store negotiations, portfolio reviews, and new business development for which he received a Threshold rating.  With respect to Company achievements, the Compensation Committee considered the Chief Investment Officer’s efforts in structuring loan refinancings, as principally illustrated by the four mortgage loan transactions that the Company completed during 2008, for which he received a Target rating.  The Compensation Committee also considered the Chief Investment Officer’s objective to direct and monitor all pre-development and re-development activity by coordinating financing, leasing and construction activity and successfully implementing an asset disposition plan for the Company’s Great Mall of the Great Plains and Charlotte Eastland Mall.  The Chief Investment Officer achieved Target performance on each objective as shown by: (1) the progress at year-end on the Company’s Polaris lifestyle center addition, Scottsdale Quarter development, MJC redevelopment, Ashland Town Center redevelopment, completed Lloyd Center anchor addition, and completed Northtown Mall redevelopment; (2) the restructured mortgage loan arrangement for Charlotte Eastland Mall; and (3) the execution during 2008 of a sales contract for the Great Mall of the Great Plains.  Due to high employee turnover, modifications to the organizational structure of the construction department, and changes in supervisory personnel, the Chief Investment Officer did not achieve his objective to integrate the Company’s construction and development departments.

In determining the Senior Vice President, Director of Leasing’s Individual Objectives Component, the Compensation Committee considered, in addition to the Company’s improved occupancy statistics for 2008, his Maximum rated performance on his objectives concerning the execution of the Company’s property leasing strategy; expansion and improvement of the Company’s leasing platform; status of leasing at year-end of the Polaris lifestyle center addition, Scottsdale development, and MJC re-development; the development of the leasing department personnel and the leasing team’s focus on individual portfolios.  The Senior Vice President, Director of Leasing’s Maximum ratings on the aforementioned objectives are primarily attributable to: (1) the modification of the Company’s leasing strategy in response to the changing economic environment in which the implementation of the lease tracking system was postponed and resources directed toward obtaining lease renewals; (2) the high percentage of leases or letters of intent executed as of the end of 2008 for the Company’s high profile development and re-development properties, including executing a lease with Forever 21 at MJC, despite a challenging economic environment for retailers; and (3) increased lease production due to increased focus on individual portfolio reviews despite reductions in the size of the leasing staff.  Although the Senior Vice President, Director of Leasing did not achieve the rent portion of his objective relating to Company’s occupancy and minimum rent performance because the Company did not achieve its budgeted 2008 rent target, he did achieve a Maximum rating for this objective due to the Company’s 2008 year-end occupancy performance and recorded minimum rent for 2008, which increased 3.7%, or $6.9 million, from 2007.

Following the Compensation Committee’s review and assessment of the performance evaluations for the Named Executives, the committee determined payout amounts for the Individual Objectives Component for each of the Named Executives based upon each person’s overall achievement percentage that resulted from his performance evaluation.  The Individual Objectives Component for each Named Executive was added to the person’s FFO Component to obtain the total bonus payout under the 2008 Executive Bonus Plan as shown in the following table:

Named Executive (Achieve. Percent.)	Individual Objectives Target Amount (30% of Target Bonus Payout Amount)	Individual Objectives Component of Annual Bonus[1]	FFO Component of Annual Bonus	Total Bonus Award
Chairman & CEO (80%)	$146,625	$117,300	$205,275	$322,575
EVP, CFO & Treasurer (110%)	$45,027	$49,530	$63,037	$112,567
President & COO (100%)	$63,750	$63,750	$89,250	$153,000
EVP & Chief Invest. Officer (75%)	$50,281	$37,711	$70,393	$108,104
SVP/Director of Leasing (120%)	$28,520	$34,224	$39,928	$74,152
[1] Amount determined by multiplying achievement percentage by Individual Objectives Target Amount. Final award amounts were rounded to the nearest dollar or nearest tenth.

The bonus payout award under the 2008 Executive Bonus Plan, for each of the Named Executives, is reflected in column (f) of the Summary Compensation Table.  The bonus payment amount under the 2008 Executive Bonus Plan, generally, accounts for approximately 18% – 31% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.  As stated earlier, during 2008, the Compensation Committee did not modify the formula used in the Executive Bonus Plan to determine bonus awards.  Increases in bonus compensation reflected in column (f) of the Summary Compensation Table between 2007 and 2008 are attributable primarily to the increases in the values of the variables used in the plan’s formula to determine bonuses.  Each Named Executive’s paid salary, and the variable under the plan used determine the Target Bonus Payout Amount, increased in 2008 because the executives received annualized amounts established in 2007 and each Named Executive received a higher percentage of their FFO Component in 2008 (60%) than in 2007 (50%) because the Company had a better unadjusted year-end per Common Share FFO in 2008 than in 2007.

(iii)	Equity Compensation

(A)   Our Granting Practices & Philosophy

Historically, we have made annual grants of stock options and restricted Common Stock to our senior executive officers, including the Named Executives, as part of their compensation arrangement.  However, since 2006, the Compensation Committee has formulated certain strategies to: (1) improve the comparability of our equity compensation awards to awards provided to similarly-situated executives at companies within our Peer Group and (2) provide equity compensation that will further incentivize our senior executive officers to focus their performance on both the goals of our company and align their motivations with those of our shareholders.  Examples of these strategies include the adoption of the 2007 Long Term Incentive Plan for Senior Executives (“LTIP”), extension of the vesting timeline for our restricted Common Stock grants, and adoption of stock ownership guidelines for our executives and board members.  Although from time to time we modify the programs and strategies implemented to achieve the objectives of our equity compensation program, we remain committed to our goal of providing equity compensation that will further our compensation objectives.

(B)   2008 Equity Compensation Grants & Programs

During 2008, although our process for making equity grants remained virtually unchanged; we did modify the nature of our awards in terms of the award type and size.  As in previous years, grants were made in March.  We make awards at this time because it enables us to consider the prior year’s performance of our company and senior management as well as our expectations of the individual and our company for the coming year.  The Compensation Committee’s schedule is determined several months in advance and the proximity of any award(s) to public announcements or other market events relating to our company is purely coincidental.

During 2008, there were no awards issued from the LTIP or any successor plan.  In 2007, we made performance share allocations from the LTIP to our senior executives, including all of the Named Executives. However, these awards were eventually nullified because the performance criterion relating to the payment of our quarterly dividends at rates no lower than those paid during fiscal year 2006 became unattainable due to the reduction of our quarterly Common Share dividend from $0.4808 per share to $0.32 per share in January 2008.  As a result, it was impossible for the LTIP awards granted in 2007 to vest.  Because the 2007 performance share grants could no longer vest, the Company was permitted during the first quarter of 2008 to reverse the compensation expense incurred by the 2007 LTIP grants.  This reversal is explained in greater detail in footnotes 1 and 2 of the Summary Compensation Table.

As in past years, 2008 equity grants were not based upon the achievement of predetermined performance goals by our company or individual performance goals, but rather were the product of the Compensation Committee’s judgment in light of its consideration of:

(1)	the anticipated performance of the individual and our company in the grant year;

(2)	a review of historical award amounts for the respective management position;

(3)	an overall review and assessment of our company’s performance (including any change in Common Share market value) in the most recently completed year; and

(4)	the impact of the compensation expense for the equity awards on the Company’s annual budget in the grant year and beyond.

Based upon these considerations and in recognition of the nullification of the performance shares, the Compensation Committee increased restricted Common Stock awards during 2008 to LTIP recipients, including all of the Named Executives, and again continued its practice of not awarding stock options to the Named Executives.  Similar to the 2007 restricted Common Share grants, the 2008 Common Share grants have transfer restrictions that lapse in three (3) equal annual installments over a period of five (5) years beginning on the third anniversary of the grant date.

 (C)   Common Stock Ownership Guidelines

During 2008, our Board of Trustees finalized formal guidelines requiring both senior executive officers and members of the Board of Trustees to acquire and maintain ownership of the Company’s Common Shares.  We believe these guidelines will promote our compensation objective of encouraging our senior executive officers to increase their ownership of Common Stock in our company over the course of their employment and motivating our senior executive officers to focus their performance on both the long-term and short-term goals of our Company and align their motivations with those of shareholders.  Our Board of Trustees voted to approve the guidelines upon the recommendation of its Nominating and Corporate Governance Committee and the Compensation Committee.  Under the guidelines, Common Shares acquired by officers and trustees through purchase, gift, exchange, or other means are counted toward the person’s ownership requirement level in addition to Common Shares received through grants, awards, or payments from the Company.

Under the guidelines, any member of our Board of Trustees who is not an employee of the Company or any of its affiliates, shall, within five (5) years of the later of the guideline’s adoption date (May 9, 2008) or the date on which such person is elected or appointed to the Board of Trustees, own Common Shares with a market value of no less than four times (4X) such person’s then current annual cash retainer for serving as a member of the  Board of Trustees, exclusive of chairperson fees, lead independent trustee fees, or meeting fees.  With respect to our executive officers, the guidelines provide that the Chief Executive Officer, President, Chief Operating Officer, any Executive Vice Presidents, and any other executive officers of the Company that are identified by the Compensation Committee as being subject to the guidelines, shall, within five (5) years of the later of the guideline’s adoption date or the date on which such person is elected or appointed to the applicable office covered by the guidelines, own Common Shares with a market value as follows:

Executive Officer	Market Value of Common Shares Required to Own
Chief Executive Officer	Four times (4X) base salary
President	Three times (3X) base salary
Chief Operating Officer	Three times (3X) base salary
Other executive officers of the Company subject to the guidelines	Two times (2X) base salary

Under the guidelines, an executive officer’s base salary shall be the actual paid annual salary received by the executive officer from the Company (or any applicable affiliated company or subsidiary) for the Company’s fiscal year in which the market value of the executive officer’s Common Share holdings is measured for purposes of compliance with the guidelines. Persons holding more than one of the listed offices shall comply with the guidelines by following the ownership requirements of the office with the larger Common Stock ownership obligation.

(iv)    Retirement & Health Benefits

Our retirement benefits are provided under our Retirement Savings Plan (the “Savings Plan”).  The Savings Plan is a qualified deferred compensation plan or 401(k) plan.  We partially match employee contributions to the Savings Plan, including contributions made by our senior executive officers.  No material changes were made to the Savings Plan during 2008 that materially affected compensation provided under the plan.  During 2008, the Company matched 100% of the first 3% of salary deferrals that an employee contributed to the Savings Plan and 50% of the next 2% of salary deferrals that an employee contributed to the Savings Plan.  During 2008, for Named Executives who participated, we provided matching contributions under the Savings Plan of up to $9,000 per person. We do not have a traditional pension plan or supplemental retirement plan.  The health benefits that we provide senior executive officers are the same benefits generally available to all of our salaried employees and participation is optional.

(v)	Perquisites & Other Compensation

We provide our senior executive officers with a limited number of perquisites that we believe are reasonable, competitive, and consistent with our objective to have an executive compensation program that provides compensation arrangements that are comparable with companies within our Peer Group and that will attract and retain the best leaders for our company.  We believe that the perquisites we provide to our senior executive officers advance the Company’s interests as well as the officer’s personal development and growth; however, none of the Named Executives received perquisites with an aggregate value of $10,000 or more during 2008, and therefore this form of compensation is not reported in the Summary Compensation Table.

(vi)    Change in Control Arrangements

All of the Named Executives have change in control arrangements in the form of a Severance Benefits Agreement.  Payments under our severance agreements are one-time lump sum payments and also include the continuation of health insurance benefits as well as the immediate vesting of all unvested and outstanding equity compensation held by the respective Named Executive.  As shown in Table A in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control,” the amount of a Named Executive’s potential payment is based upon a formula that includes the market value of restricted Common Stock awards, the person’s annual bonus payment, and paid salary.

We believe that providing change in control agreements to our senior executive officers and structuring them in this manner serves one of the chief objectives of our executive compensation program by aligning the motivations and interests of senior management with those of our shareholders when change in control offers or transactions are considered in the period preceding a change in control.  If a Named Executive optimizes the investment return for our shareholders by performing in a manner that we believe will positively affect our Common Stock price and in turn benefit our shareholders then, in the event of a change in control, the total payment received by a Named Executive under the respective Severance Benefits Agreement will be similarly optimized.  Increases in Common Stock price or value that we believe would precede a change in control under the aforementioned circumstances should positively influence the value of outstanding equity awards that immediately vest under the arrangements as well as the amount of a Named Executive’s total payment under a Severance Benefits Agreement.  The Named Executive’s bonus compensation, which under the formula also affects the severance payment, may also increase to reflect superior company and individual performance that may contribute to increases in Common Stock price.  We believe that if the severance payment and benefits a Named Executive received under a Severance Benefits Agreement following a change in control were materially affected by the person’s employment status with our company following the change in control, then his or her motivations in evaluating a change in control transaction involving our company are less likely to be aligned with those of our shareholders.  As a consequence, we permit payments under the Severance Benefits Agreements to persons with such agreements who are still employed by our company following a change in control.

The existence and structure of our severance agreements also aids in our recruitment and retention of executive officers.  The tax related payments, health benefits, and severance multiplier are components of the agreements that we believe help us to achieve this objective because they allow us to award compensation comparable and competitive with companies within the Peer Group with whom we compete in recruiting executive talent.  Moreover, we believe that providing change in control benefits and protections to senior executive officers serves our retention and recruitment objective because the arrangements reassure executive officers that they will not lose the benefit of the Company’s future profits if a change in control occurs that they would have otherwise received in the short term had the change in control not occurred.

Table A in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control” illustrates that the amount payable and benefits received under the Severance Benefits Agreements are influenced by other elements of compensation within our executive compensation program.  However, the Compensation Committee’s decisions pertaining to these elements are not affected or influenced by the impact that each element may have on a Named Executive’s severance payment under a Severance Benefits Agreement.  Moreover, all of the Severance Benefits Agreements of the Named Executives are structured identically with the only material difference between agreements being the size of the severance multiplier used in the formula that determines the severance payment.  The difference in the size of the severance multiplier as well as the size of the severance payment amongst Named Executives is consistent with the differences between the Named Executives found in the other elements of our executive compensation program.  The reasons for these differences in the context of the severance arrangements are the same as those previously stated in this Compensation Discussion and Analysis section for the differences in salary, bonus compensation, and equity awards between the Named Executives.  Potential severance payments and benefits for the Named Executives are discussed in greater detail in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control.”  During 2008, no changes were made to the existing severance arrangements for any of the Named Executives nor did any of the Named Executives receive additional severance arrangements or benefits.  However, as is generally the case each year, the potential severance payments and benefits for the Named Executives do reflect annual changes in compensation and benefits received by the respective Named Executive.

(vii)   Tax & Accounting Implications on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRS Code”) imposes a $1,000,000 limit on a publicly traded company’s federal income tax deduction for non-performance based compensation paid during a tax year to persons who are covered by Section 162(m).  It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) with respect to the compensation paid to the Named Executives.  At this time, it is not anticipated that any such non-deductible compensation will be material in amount.  Moreover, so long as the Company continues to qualify as a REIT under the IRS Code, the payment of any non-deductible compensation should not have a materially adverse impact on the Company.  The Compensation Committee will continue to monitor the tax implications of executive compensation on the Company’s financial statements and will take appropriate action as warranted.

Section 409A of the IRS Code imposes taxes and interest on compensation deferred under nonqualified deferred compensation plans unless the plan and any compensation paid under the plan qualifies for certain exemptions or exceptions from the applicability of Section 409A.  At this time, we believe that the plan-based compensation of the Named Executives, including the potential compensation payable under the Severance Benefits Agreements, is either within an exception or exemption from the applicability of Section 409A.  The Compensation Committee will continue to monitor the implications of Section 409A on our current executive compensation plans as well as future arrangements provided by the Company.

With respect to the accounting implications of our executive compensation program, the aggregate cost to us and fair value of our equity compensation awards are reported in the tables that follow and based upon the application of Financial Accounting Standards Board Statement of Financial Accounting Standards 123 (revised 2004) (“FAS 123R”).  FAS 123R requires us to measure the cost of an employee’s services rendered to our company in exchange for an equity award.  This 2008 cost or expense for each Named Executive is listed in columns (d) and (e) of the Summary Compensation Table and represents the portion of awards the Named Executive received during 2008 and in previous years for which we recognized a compensation expense during 2008 for financial statement reporting purposes.  This is the primary reason that we report stock option expense for fiscal year 2008 despite the fact that no stock options were awarded to any of the Named Executives during 2008.

The amount listed in column (d) of the Summary Compensation Table for each Named Executive represents the aggregate FAS 123R cost to us for a certain portion of the restricted Common Stock awards received by those persons during 2008, 2007, and 2006. As explained in greater detail in the footnotes to the Summary Compensation Table, the aggregate compensation expense we recognized in 2008 for restricted Common Stock awards was effectively reduced because we reversed the expense recognized in 2007 that was associated with the performance share allocations made during that year.  The amount listed in column (e) of the Summary Compensation Table for each Named Executive represents the aggregate FAS 123R cost to us for a certain portion of option awards received by those persons during 2006 and 2005.  Generally, the compensation cost of our equity awards made during 2008 account for approximately 1% – 13% of a Named Executive’s total annual compensation for 2008 that is reported in the Summary Compensation Table.  We have disclosed the grant date fair value under FAS 123R of restricted Common Stock that the Named Executives received during 2008 in column (g) of the table entitled “Grants of Plan-Based Awards for 2008.”

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Summary Compensation Table & Other Supporting Tables

The following tables set forth certain information with respect to the cash and other compensation paid or accrued by the Company for its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal years ended December 31, 2008, 2007 and 2006 (collectively, the “Named Executives”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock awards(1), (2) ($)	Option awards(3) ($)	Non-equity incentive plan compensation ($)	All other compensation(5) ($)	Total(7) ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael P. Glimcher Chairman of the Board of Trustees and Chief Executive Officer	2008 2007 2006	$575,000 $542,660 $497,280	$109,239 $621,670 $285,833	$27,808 $63,173 $96,924	$322,575(4) $299,822 $132,800	$9,000(6) $9,000 $33,100	$1,043,622 $1,536,325 $1,045,937
Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer	2008 2007 2006	$300,178 $299,033 $267,200	$33,237 $182,585 $70,682	$9,183 $20,354 $20,413	$112,567(4) $97,186 $36,900	$9,000(6) $9,000 $6,300	$464,165 $608,158 $401,495
Marshall A. Loeb President and Chief Operating Officer	2008 2007 2006	$425,000 $394,459 $359,692	$37,241 $246,375 $97,718	$11,148 $16,496 $13,637	$153,000(4) $126,511 $52,900	$9,000(6) $9,000 $6,300	$635,389 $792,841 $530,247
George A. Schmidt Executive Vice President and Chief Investment Officer	2008 2007 2006	$335,204 $334,192 $305,360	$39,460 $210,371 $98,468	$8,619 $23,108 $36,397	$108,104(4) $96,083 $39,400	$5,028(6) $0 $0	$496,415 $663,754 $479,625
Thomas J. Drought, Jr. Senior Vice President, Director of Leasing	2008 2007 2006	$316,888 $315,780 $284,641	$(252) $78,174 $11,599	$4,616 $12,321 $18,183	$74,152(4) $62,052 $26,000	$9,000(6) $9,000 $6,300	$404,404 $477,327 $346,723

(1)
The value represented for each Named Executive is the aggregate compensation expense for financial statement reporting purposes as computed in accordance with FAS 123R for such person’s restricted Common Stock awards recognized by our company during 2008, which include restricted Common Stock awards granted prior to 2008, less the aggregate FAS 123R compensation expense recognized by our Company during 2007 for the performance share allocations awarded to the respective Named Executive during fiscal year 2007.  The assumptions used in determining the listed valuations for fiscal years 2008-2006 are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2008 in Item 15 entitled Exhibits and Financial Statement Schedules in note 16 of the notes to consolidated financial statements.

(2)
The FAS 123R expense that was incurred by the Company during fiscal year 2007 for the performance share allocations was reversed during the first fiscal quarter of 2008 because the dividend payment criterion for the performance shares was no longer attainable.  The 2008 FAS 123R expense for financial statement reporting purposes for each Named Executive’s restricted Common Stock awards and the 2007 FAS 123R expense being reversed for the performance share allocations is as follows:  (i) Mr. Michael P. Glimcher – $327,787 (rest. stock) and $218,548 (perform. shares), (ii) Mr. Mark E. Yale – $105,634 (rest. stock) and $72,397 (perform. shares), (iii) Mr. Marshall A. Loeb – $138,075 (rest. stock) and $100,834 (perform. shares), (iv) Mr. George A. Schmidt – $111,857 (rest. stock) and $72,397 (perform. shares), and (v) Mr. Thomas J. Drought, Jr. – $45,065 (rest. stock) and $45,317 (perform. shares).

(3)
The value represented for each Named Executive is the aggregate compensation expense for financial statement reporting purposes as computed in accordance with FAS 123R for such person’s stock option awards recognized by our company during 2008, which include awards granted prior to 2008.  The assumptions used in determining the listed valuations for fiscal years 2008-2006 are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2008 in Item 15 entitled Exhibits and Financial Statement Schedules in note 17 of the notes to consolidated financial statements.

(4)	The amounts represent cash awards granted to the respective Named Executive pursuant to the terms of our 2008 Executive Bonus Plan.

(5)
The total value of all perquisites and other personal benefits received by the respective Named Executive during the fiscal year ended December 31, 2008 was less than $10,000 and therefore, are not included in this table.

(6)	The amount listed represents a matching contribution made or credited by the Company for fiscal year 2008 under the Savings Plan.

(7)	For each respective Named Executive, the amount listed represents the aggregate total of the amounts listed in columns (c) through (g).

The Summary Compensation Table above reflects for each Named Executive the payments and awards for 2008, 2007 and 2006 of the primary elements of executive compensation that we discussed in the preceding Compensation Discussion and Analysis section.  With respect to the data listed for fiscal year 2008, salary constitutes the largest cash component of each Named Executive’s total compensation.  The data listed in column (d) for 2008 represents the aggregate compensation expense that we incurred in 2008 for each Named Executive’s restricted Common Stock award(s) and also reflects the reversal of the FAS 123R compensation expense that we incurred during fiscal year 2007 for the performance share allocations.

The reversed expense for the performance share allocations covers only 2007, the only year in which the performance share awards were outstanding.  The portion of the reported expense for the restricted Common Stock awards represents the aggregate value of the pro rata portion of the total restricted Common Stock award received by the respective Named Executive during 2005, 2006, 2007, and 2008, as appropriate, multiplied by the intrinsic value assigned that portion of the respective award under FAS 123R.  These intrinsic values ranged from $10.94 to $27.28 per Common Share.  With respect to the option awards, the dollar amounts listed for each Named Executive represent the straight line pro-rated compensation expense for each of the option awards received by the respective Named Executive during 2005 and 2006 whom the Company incurred compensation expense for during 2008 as determined under FAS 123R (using the Black-Scholes option pricing model).  These expense values ranged from $0.96 to $1.09 per option.

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GRANTS OF PLAN-BASED AWARDS
FOR 2008

The following table sets forth certain information concerning grants of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity incentive compensation plans during the fiscal year ended December 31, 2008.  None of the Named Executives have transferred any of the awards that they received during the fiscal year ended December 31, 2008.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael P. Glimcher	3/14/2008	$109,969	$488,750	$696,469	30,000	$328,200
Mark E. Yale	3/14/2008	$33,770	$150,089	$213,877	10,000	$109,400
Marshall A. Loeb	3/14/2008	$47,813	$212,500	$302,813	15,000	$164,100
George A. Schmidt	3/14/2008	$37,711	$167,602	$238,833	8,333	$91,163
Thomas J. Drought, Jr.	3/14/2008	$21,390	$95,066	$135,469	5,000	$54,700

(1)
Amounts represent possible cash payouts to the respective Named Executive pursuant to the terms of our 2008 Executive Bonus Plan (amounts are rounded to the nearest dollar).  The range of payments listed in columns (c) through (e) for each of the Named Executives represents the estimated possible bonus payment amounts under the 2008 Executive Bonus Plan that a respective Named Executive would be eligible for under the following circumstances and assuming no use of discretion by the Executive Compensation Committee in authorizing such payments:

Threshold:
The FFO Component of an individual’s bonus payment is not awarded if the Company’s FFO performance is below the Minimum level under the 2008 Executive Bonus Plan and the individual receives an achievement percentage for overall performance on his individual objectives of 75% and receives 75% of his Individual Objectives Target Amount.

Target:
The FFO Component of an individual’s bonus payment is awarded at 100% of his FFO Target Amount.  The individual receives an achievement percentage for overall performance on his individual objectives of 100% and receives 100% of his Individual Objectives Target Amount.

Maximum:
The FFO Component of an individual’s bonus payment is awarded at 150% of his FFO Target Amount.  The individual receives an achievement percentage for overall performance on his individual objectives of 125% and receives 125% of his Individual Objectives Target Amount.

Actual payouts under the 2008 Executive Bonus Plan are reported in column (f) of the Summary Compensation Table.

(2)	Amounts represent restricted Common Stock grants from the 2004 Plan to the listed Named Executive.

(3)
The value represented is the grant date fair value of the restricted Common Stock awarded to the respective Named Executive computed in accordance with FAS 123R. The value of dividends paid on restricted Common Stock held by each Named Executive is factored into the grant date fair value for each Named Executive’s restricted Common Stock award.

The disclosures contained in the two preceding tables include both cash and equity compensation.  Each Named Executive’s cash compensation is comprised of annual salary and an annual bonus payment from our 2008 Executive Bonus Plan.  Generally, a Named Executive’s aggregate salary and bonus amounts account for approximately 86% – 96% of the individual’s total compensation.  Restricted Common Stock awards were made from our 2004 Plan.  All of the Named Executives received regular dividends on their restricted Common Stock holdings during 2008 at the same dividend rate as all other common shareholders.

The restricted Common Stock awards have service-based conditions related to their vesting in that the restrictions on the Common Shares lapse over a predetermined period of time provided the Named Executive remains employed by our company.  The restrictions on the Common Stock awards received by each of the Named Executives during 2008 lapse in three (3) equal annual installments over a period of five (5) years beginning on the third anniversary of the grant date.  Additionally, the restricted Common Stock awards have forfeiture provisions that are triggered if the Named Executive is no longer employed by our company unless the Executive Compensation Committee waives the forfeiture provisions.

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OUTSTANDING EQUITY AWARDS AT
FISCAL YEAR-END 2008

The following table sets forth certain information concerning unexercised options to purchase Common Shares and unvested restricted Common Stock for each Named Executive that are outstanding as of December 31, 2008.  None of the Named Executives have transferred any of the awards that are reported in the table below.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael P. Glimcher Stock Option Awards 03/05/02 Award 03/11/03 Award 03/12/04 Award 05/10/04 Award 03/09/05 Award 05/05/06 Award	25,000 75,000 97,985 27,015 75,000 50,000	0 0 0 0 0 25,000(2)	$17.61 $18.93 $26.69 $19.56 $25.67 $25.22	03/04/12 03/10/13 03/11/14 05/09/14 03/08/15 05/04/16	72,300(2)	$203,163
Mark E. Yale Stock Option Awards 09/08/04 Award 03/09/05 Award 05/05/06 Award	20,000 15,000 16,667	0 0 8,333(3)	$25.61 $25.67 $25.22	09/07/14 03/08/15 05/04/16	23,833(3)	$66,971
Marshall A. Loeb Stock Option Awards 05/16/05 Award 05/05/06 Award	25,000 16,667	0 8,333(4)	$24.74 $25.22	05/15/15 05/04/16	31,733(4)	$89,170
George A. Schmidt Stock Option Awards 03/07/01 Award 03/05/02 Award 03/11/03 Award 03/12/04 Award 05/10/04 Award 03/09/05 Award 05/05/06 Award	23,647 30,000 50,000 39,194 10,806 25,000 16,667	0 0 0 0 0 0 8,333(5)	$14.75 $17.61 $18.93 $26.69 $19.56 $25.67 $25.22	03/06/11 03/04/12 03/10/13 03/11/14 05/09/14 03/08/15 05/04/16	22,166(5)	$62,286
Thomas J. Drought, Jr. Stock Option Awards 03/11/03 Award 03/12/04 Award 05/10/04 Award 03/09/05 Award 05/05/06 Award	13,333 15,678 4,322 20,000 6,667	0 0 0 0 3,333(6)	$18.93 $26.69 $19.56 $25.67 $25.22	03/10/13 03/11/14 05/09/14 03/08/15 05/04/16	11,7336)	$32,970

(1)
For each Named Executive, listed amounts represent the aggregate market value of the unvested restricted Common Shares listed in column (f) as computed by multiplying the Common Shares’ closing market price of $2.81 per share as listed on the NYSE as of December 31, 2008 by the number of unvested restricted Common Shares listed in the adjacent column (amounts are stated to the nearest dollar).

(2)
The vesting dates for Mr. Glimcher’s 72,300 unvested restricted Common Stock awards are as follows: (i) 25,000 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, (ii) 15,700 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, (iii) 1,600 shares vest in thirds on September 6, 2010, September 6, 2011, and September 6, 2012, and (iv) 30,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013.  With respect to Mr. Glimcher’s unexercisable stock options, the vesting date for the remaining unvested options from the May 5, 2006 Award is May 5, 2009.

(3)
The vesting dates for Mr. Yale’s 23,833 unvested restricted Common Stock awards are as follows: (i) 8,333 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, (ii) 5,500 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, and (iii) 10,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013.  With respect to Mr. Yale’s unexercisable stock options, the vesting date for the remaining unvested options from the May 5, 2006 Award is May 5, 2009.

(4)
The vesting dates for Mr. Loeb’s 31,733 unvested restricted Common Stock awards are as follows: (i)) 8,333 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, (ii) 6,800 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, (iii) 1,600 shares vest in thirds on September 6, 2010, September 6, 2011, and September 6, 2012, and (iv) 15,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013.  With respect to Mr. Loeb’s unexercisable stock options, the vesting date for the remaining unvested options from the May 5, 2006 Award is May 5, 2009.

(5)
The vesting dates for Mr. Schmidt’s 22,166 unvested restricted Common Stock awards are as follows: (i) 8,333 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, (ii) 5,500 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, and (iii) 8,333 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013.  With respect to Mr. Schmidt’s unexercisable stock options, the vesting date for the remaining unvested options from the May 5, 2006 Award is May 5, 2009.

(6)
The vesting dates for Mr. Drought’s 11,733 unvested restricted Common Stock awards are as follows: (i) 3,333 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, (ii) 3,400 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, and (iii) 5,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013.  With respect to Mr. Drought’s unexercisable stock options, the vesting date for the remaining unvested options from the May 5, 2006 Award is May 5, 2009.

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OPTION EXERCISES AND STOCK VESTED
DURING THE YEAR 2008(1)

The following table sets forth certain information concerning the vesting of restricted Common Stock held by each of the Named Executives during the fiscal year ended December 31, 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)
Michael P. Glimcher	8,333	$99,663(2)
Mark E. Yale	1,667	$21,088(2)
Marshall A. Loeb	2,778	$35,753(2)
George A. Schmidt	2,778	$35,142(2)
Thomas J. Drought, Jr.	0	0

(1)	None of the Named Executives exercised any stock options for Common Shares during 2008.

(2)
Represents the aggregate dollar value realized upon the lapse of the transfer restrictions (i.e., vesting) of the listed Common Shares as determined by multiplying the number of Common Shares listed in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date).  The amount stated is rounded to the nearest dollar.

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 Potential Payments to Named Executives Upon Termination or Change in Control

Severance Benefits Agreements

The Company and Glimcher Properties Limited Partnership (“GPLP”) have entered into Severance Benefits Agreements with each of the Named Executives (the “Severance Agreements”).  For purposes of the discussion in this section only, the Company, GPLP, their affiliates and subsidiaries (including entities in which the Company or GPLP own a majority of any non-voting stock) shall be referred to collectively as the “Corporation.”  Under the Severance Agreements, GPLP is required to make certain lump sum severance payments and the Corporation is to provide certain health benefits in the event of a change in control of the Company (a “Change in Control”).  The Severance Agreements do not cover and are not applicable to the following situations that may occur prior to a Change in Control:

•	the termination of the respective Named Executive’s employment (with or without cause);
•	the constructive termination of the respective Named Executive’s employment;
•	the resignation of the respective Named Executive; or
•	a change in the job responsibilities of the respective Named Executive.

All Severance Agreements for the Named Executives terminate upon the earlier of: (i) the date on which GPLP and the Company have satisfied their obligations under the respective Severance Agreement or (ii) the date on which the Named Executive is no longer an employee of the Company for any reason whatsoever including, without limitation, termination without cause; provided, however, that a Change in Control did not occur prior to the termination of the Named Executive’s employment.

Definition of a “Change in Control” under the Severance Agreements

Under the Severance Agreements, a Change in Control occurs if any of the three circumstances described in (i), (ii), or (iii) listed below occur:

(i)	there is a change in control in the Company that must be publicly disclosed by the Company in a proxy statement under the rules of the Exchange Act and the Named Executive is not:

(A)	the other party in the change in control transaction;

(B)	an executive officer, trustee, director or more than 5% stockholder of a company that is the other party in the change in control transaction; or

(C)	an executive officer, trustee, director or more than 5% stockholder of a company that controls another company that is the other party in the change in control transaction; or

(ii)
the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a “Transaction”); provided, however, that a Transaction shall not be deemed to result in a Change in Control if:

(A)	immediately prior to the Transaction, the circumstances described in (i)(A) or (i)(B) above exist; or

(B)
(1) the shareholders of the Company, immediately before such transaction, own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction; and (2) the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Transaction, constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Surviving Corporation; or

(iii)	the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each an “Other Transaction”) and:

(A)
the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction fifty percent (50%) or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the “Other Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction; or

(B)
the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Other Surviving Corporation;provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (i)(A) or (i)(B) above exist.

Conditions for Payment and the Receipt of Benefits Under the Severance Agreements

Upon the occurrence of a Change in Control, and if certain conditions are satisfied, the Named Executive is eligible to receive a lump sum severance payment as quantified in Table A below and, for a period of eighteen (18) months following a Change in Control, the Corporation shall maintain in full force and effect all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control.  Additionally, the Named Executive would be entitled to receive from GPLP reimbursements for any excise taxes on any payments received under the Severance Agreement, as well as any income taxes due on account of the reimbursement and any legal fees incurred during any dispute over the Severance Agreement in which a judgment was rendered in favor of the Named Executive.  The conditions that determine if a Named Executive is eligible to receive the aforementioned payments and benefits are as follows:

(i)	the Named Executive must be an employee of the Corporation immediately prior to a Change in Control;

(ii)
with respect to the provision of the health benefits described above, the general terms and provisions of the respective insurance benefit plan or program must permit the continued participation of the Named Executive following a Change in Control; and

(iii)
with respect to the provision of the health benefits described above, if the Named Executive becomes employed by any third party during the eighteen (18) month period following the Change in Control, then after the commencement date of such employment, the Named Executive shall no longer be entitled to any accident, medical, and dental insurance provided under the respective Severance Agreement.

The Severance Agreements provide that in the event that a Named Executive is not permitted to participate in any insurance benefit plan or program covered under the Severance Agreement, then the Company and GPLP shall provide or arrange for the Named Executive to receive any life, accident, medical, and dental insurance benefits substantially similar to those which the Named Executive was entitled to receive under the insurance benefit plan or program covered under the Severance Agreement.  Furthermore, at the end of the eighteen (18) month coverage period, the Named Executive has the option to have any assignable insurance policy relating to the respective Named Executive that is owned by the Company assigned to the respective Named Executive at no cost and with no apportionment of prepaid insurance premiums, provided the terms of the policy permit the assignment and the Named Executive has not been employed by a third party.

The Severance Agreements do not require the Named Executives to seek employment following a Change in Control in order to mitigate or lessen the amount of any payment that the Corporation must make following a Change in Control.  Conversely, if the Named Executive continues to be employed by the Corporation following a Change in Control and the respective Severance Agreement for the Named Executive is in force, then the Named Executive would be eligible to receive payments or benefits under the respective Severance Agreement. Lastly, the Severance Agreements do not require that payments made or benefits provided to a Named Executive following a Change in Control be reduced by any compensation earned by the respective Named Executive from employment obtained following such Change in Control or by benefits received after the date of termination, except as required by the respective Severance Agreement.

Determining the Amount of Payments and Health Benefits Received Under the Severance Agreements

Upon the occurrence of a Change in Control and if the conditions described above are satisfied, then the Named Executive shall be entitled to the following:

(i)
any repurchase and forfeiture restrictions on all restricted Common Shares held by the Named Executive shall lapse and options to purchase Common Shares granted to the Named Executive shall vest on the day immediately prior to the date of a Change in Control;

(ii)
a lump sum severance payment from GPLP in the amount of two (2) to three (3) times (depending on the Named Executive) the sum of:  (A) all base salary and bonuses paid or payable to the Named Executive by the Corporation in the year preceding the calendar year in which the Change in Control occurred, (B) the grant date fair market value of all restricted Common Shares awarded to the Named Executive in the year preceding the calendar year in which the Change in Control occurred (such value is determined by the per Common Share closing market price as reported on the NYSE on the grant date for the respective restricted Common Shares), and (C) the fair market value of any property or rights given or awarded to the Named Executive by the Corporation in the year preceding the calendar year in which the Change in Control occurred or such partial first year of employment, as applicable;

(iii)
the continued benefit from the Corporation of all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control for a period of eighteen (18) months following the Change in Control;

(iv)
payment from GPLP equal to all taxes payable by the Named Executive under Section 4999 of the IRS Code for payment(s) received by the Named Executive under the Severance Agreement that are considered an “excess parachute payment” as that term is defined by Section 280G(b)(i) of the IRS Code;

(v)	a payment from GPLP equal to all federal, state, and local income taxes on the payments described above in (iv) that the Named Executive may be responsible for; and

(vi)
the payment or reimbursement from GPLP of all legal fees and related expenses paid by the Named Executive as a result of:  (A) the Named Executive seeking to obtain or enforce any right or benefit provided by the respective Severance Agreement or (B) any action taken by the Corporation against the Named Executive in enforcing the rights of the Corporation under the respective Severance Agreement, provided, in each case, that a final judgment has been rendered in favor of the Named Executive and all legal appeals have been exhausted.

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Table A below illustrates for each Named Executive the various amounts used to determine what each person’s estimated severance payment would be as well as the estimated value of certain health benefits and tax payments that GPLP and the Corporation would provide to each of the Named Executives under the Severance Agreements if a Change in Control occurred on December 31, 2008 when the closing market price of the Company’s Common Stock was $2.81 per share. Below in Table B for each of the Named Executives is the aggregate number and value of stock options and restricted Common Stock that would vest under the Severance Agreements if a Change in Control occurred on December 31, 2008.

TABLE A — DETERMINATION OF ESTIMATED SEVERANCE PAYMENTS, TAX PAYMENTS, & BENEFITS TO THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS(1), (2)

Name	Michael P. Glimcher	Mark E. Yale	Marshall A. Loeb	George A. Schmidt	Thomas J. Drought, Jr.
Salary(3)	$542,660	$299,033	$394,459	$334,192	$315,780
Bonus(3)	$299,822	$97,186	$126,511	$96,083	$62,052
Fair Market Value of Restricted Common Stock Grants(4)	$464,392	$150,040	$221,600	$150,040	$92,752
Fair Market Value of Stock Option Grants(5)	$0	$0	$0	$0	$0
Fair Market Value of Other Property Received (6)	$797,414	$263,778	$397,187	$254,778	$171,707
Subtotal	$2,104,288	$810,037	$1,139,757	$835,093	$642,291
Severance Multiplier	3x	3x	3x	3x	2x
Estimated Severance Payment (product of Subtotal multiplied by Severance Multiplier)	$6,312,864	$2,430,111	$3,419,271	$2,505,279	$1,284,582
Estimated Tax Related Payments	$3,040,572	$1,195,958	$1,678,299	$1,190,601	$535,408
Estimated Value of Health Benefits(7)	$17,619	$17,953	$17,619	$25,359	$17,619
Total Estimated Value of Severance-Related Payments Received & Benefits Provided	$9,371,055	$3,644,022	$5,115,189	$3,721,239	$1,837,609

(1)
The estimated severance payments, tax-related payments, and values for health benefits are provided under the following assumptions: (i) the Change in Control is uncontested and not the subject of a dispute, (ii) the status of the Named Executive’s employment with the Company prior to or following the Change in Control is not disputed, (iii) there is no dispute as to the operation, applicability, interpretation, or validity of any aspect of the subject Severance Agreements, (iv) the amounts provided represent our costs as of December 31, 2008 to provide the respective health benefits to the listed Named Executives, and (v) there is no dispute as to our methodology used to determine the payment amount or value of the respective payment or benefit. Variances in these assumptions could cause the amounts listed for one or more of the Named Executives in the “Estimated Severance Payment,” “Estimated Tax Related Payments,” “Estimated Value of Health Benefits,” or “Total Estimated Value of Severance-Related Payments Received & Benefits Provided” rows to change.

(2)	The total value of all perquisites and other personal benefits received by the respective Named Executive as part of the payments under the respective Severance Agreement is less than $10,000.

(3)	Represents amounts received during fiscal year 2007.

FOOTNOTES CONTINUE ON NEXT PAGE

(4)
Listed value is the aggregate fair market value of the restricted Common Shares awarded to the Named Executive during 2007 (such value is determined, pursuant to the terms of the respective Severance Agreement, by multiplying the aggregate number of restricted Common Shares awarded to the respective Named Executive by the per Common Share closing price of $27.28 as reported on the NYSE for the grant date of March 8, 2007 and additionally, in the cases of Messrs. Loeb and Glimcher, the per Common Share closing price of $22.56 as reported on the NYSE for the grant date of September 6, 2007).

(5)	None of the Named Executives received stock option grants during fiscal year 2007.

(6)
For the respective Named Executive, the amount represents: (i) $9,000 in matching contributions made or credited by the Company for fiscal year 2007 under the Savings Plan, (ii) the cost of health care benefits provided by the Company during fiscal year 2007, and (iii) the grant date fair value as computed in accordance with FAS 123R of the performance shares allocated to the respective Named Executive during fiscal year 2007.  For Mr. Schmidt, the stated amount is only the cost of health care benefits provided by the Company during fiscal year 2007 and the grant date fair value of performance shares allocated to him during fiscal year 2007 as he received no matching contributions from the Company during 2007 under the Savings Plan.

(7)
Represents estimated premium costs to the Corporation to continue all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control for a period of eighteen (18) months following the Change in Control.  The assumptions used to quantify the estimated value of the health care benefits provided are those used for financial reporting purposes under GAAP.

TABLE B —AMOUNT & VALUE OF VESTING STOCK OPTIONS & RESTRICTED COMMON STOCK FOR THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS

Name	Amount of Stock Options Vesting Upon a Change in Control(1)	Value of In-the- Money Options(2)	Amount of Restricted Common Stock Vesting Upon a Change in Control(3)	Value Realized on Vesting of Restricted Common Stock(4)
Michael P. Glimcher	25,000	(5)	72,300	$203,163
Mark E. Yale	8,333	(5)	23,833	$66,971
Marshall A. Loeb	8,333	(5)	31,733	$89,170
George A. Schmidt	8,333	(5)	22,166	$62,286
Thomas J. Drought, Jr.	3,333	(5)	11,733	$32,970

(1)	Amount of stock options listed is the total amount of unvested stock options that the listed Named Executive held as of December 31, 2008.

(2)
Stock options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the stock option.  The values, if any, listed represent the difference between the fair market value of the Common Shares underlying the stock options (computed using the closing market price of $2.81 per share for the Common Shares as listed on the NYSE as of December 31, 2008) and the exercise price of the stock options (the exercise price of the outstanding stock options for each of the listed Named Executives at December 31, 2008 is reported in this Proxy Statement in column (d) of the table entitled “Outstanding Equity Awards at Fiscal Year-End 2008”).

(3)	Amount of restricted Common Stock listed is the total amount of unvested restricted Common Shares that the listed Named Executive held as of December 31, 2008.

(4)
The values listed were determined by multiplying the number of shares listed in the adjacent column for the respective Named Executive by the fair market value of the Common Shares (computed using the closing market price of $2.81 per share for the Common Shares as listed on the NYSE as of December 31, 2008).  The values listed are stated to the nearest dollar.

(5)	None of the vesting stock options held by the listed Named Executive are in the money.

Benefits and Payouts to the Named Executives Upon Death or Disability

The Severance Agreements do not provide for any payout upon the death or disability of any Named Executive.  Under the award agreements for our 2004 Plan and the terms of the 1997 Plan, the vesting of unvested stock options held by the Named Executive shall not be accelerated at the time of the Named Executive’s death or disability, but to the extent that an option is vested on the date of the Named Executive’s death or disability the Named Executive, his estate, guardian or legal representative, as applicable, shall have one (1) year to exercise the option (so long as such term does not extend the stock option’s original term).  With respect to unvested restricted Common Shares, such shares shall be forfeited upon the termination of the Named Executive’s employment, even if by death or disability; provided, that the Executive Compensation Committee is empowered to waive the forfeiture provisions with respect to unvested restricted Common Stock.

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Trustee Compensation

The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board of Trustees during the fiscal year ended December 31, 2008.

TRUSTEE COMPENSATION TABLE FOR
THE YEAR 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1), (2) ($)	Option Awards(3), (4) ($)	All Other Compensation ($)	Total(5) ($)

(a)	(b)	(c)	(d)	(e)	(f)
David M. Aronowitz	$75,000	$2,735(6)	$0	(7)	$77,735
Richard F. Celeste	$56,000	$2,735(6)	$0	(7)	$58,735
Wayne S. Doran	$85,000	$2,735(6)	$0	(7)	$87,735
Howard Gross	$80,000	$2,735(6)	$0	(7)	$82,735
Timothy J. O’Brien	$76,000	$2,735(6)	$0	(7)	$78,735
Niles C. Overly	$88,000	$2,735(6)	$0	(7)	$90,735
Alan R. Weiler	$56,000	$2,735(6)	$0	(7)	$58,735
William S. Williams	$85,000	$2,735(6)	$0	(7)	$87,735
Herbert Glimcher	$66,000	$2,735(6)	$3,961	$780,000(8)	$852,696

(1)
The value represented for each named trustee is the aggregate compensation expense for financial statement reporting purposes as computed in accordance with FAS 123R for such person’s restricted Common Stock award recognized by our company during 2008.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2008 in Item 15 entitled Exhibits and Financial Statement Schedules in note 16 of the notes to consolidated financial statements.

(2)
As of the end of fiscal year 2008, each of the respective trustees listed above had 1,500 restricted Common Shares outstanding.  The aggregate restricted Common Stock awards outstanding held by Mr. Michael P. Glimcher, a Class II Trustee, at the end of fiscal year 2008 are reported in this Proxy Statement in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2008.”

(3)
The value listed in column (d) for each named trustee is the aggregate compensation expense for such trustee’s stock option holdings recognized by our company during 2008 for financial statement reporting purposes as computed in accordance with FAS 123R. The aggregate compensation expense recognized by our company under FAS 123R during 2008 for financial statement reporting purposes for the stock option awards received by Mr. Michael P. Glimcher, a Class II Trustee, is reported in this Proxy Statement in the Summary Compensation Table.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2008 in Item 15 entitled Exhibits and Financial Statement Schedules in note 17 of the notes to consolidated financial statements.

(4)
The following are the aggregate number of stock option awards outstanding for the respective trustees listed above as of the end of fiscal year 2008:  (i) Mr. David M. Aronowitz had 3,000 stock option awards outstanding, (ii) Messrs. Richard F. Celeste, and Timothy J. O’Brien have no stock option awards outstanding, (iii) Mr. Wayne S. Doran had 24,000 stock option awards outstanding, (iv) Mr. Howard Gross had 9,000 stock option awards outstanding, (v) Mr. Niles C. Overly had 9,000 stock option awards outstanding, (vi) Mr. Alan R. Weiler had 12,000 stock option awards outstanding, (vii) Mr. William S. Williams had 9,000 stock option awards outstanding, and (viii) Mr. Herbert Glimcher had 159,000 stock option awards outstanding.  The aggregate outstanding stock option awards held by Mr. Michael P. Glimcher, a Class II Trustee, at the end of fiscal year 2008 are reported in this Proxy Statement in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2008.”

(5)	For each respective named trustee, the amount listed represents the aggregate total of the amounts listed in columns (b) through (e).

(6)
None of the named trustees received stock option grants during fiscal year 2008.  Each trustee received 1,500 restricted Common Shares during fiscal year 2008.  The grant date fair value of each trustee’s restricted Common Stock award was $16,410 pursuant to FAS 123R.  The value of dividends paid on restricted Common Stock held by each trustee is factored into the grant date fair value for each trustee’s restricted Common Stock award.  Mr. Michael P. Glimcher, a Class II Trustee, did not receive a stock option grant during fiscal year 2008 and the grant date fair value of his restricted Common Stock award received during fiscal year 2008 is reported in this Proxy Statement in the table entitled “Grants of Plan-Based Awards for 2008.”

(7)
The total value of all perquisites and other personal benefits received by the respective named trustee during the fiscal year ended December 31, 2008 was less than $10,000, and therefore are not included in this table.

(8)
Represents post-employment payments made to Mr. Glimcher during fiscal year 2008 under the terms of the Employment and Consulting Agreement, dated January 20, 2005, between Mr. Glimcher, the Company, and GPLP (the “Employment Agreement”).

During fiscal year 2008, each non-employee trustee serving on the Board of Trustees received an annual fee of $40,000, plus a fee of $2,000 for each meeting of the Board of Trustees that the trustee attended (this amount is reduced to $1,000 in the event that the meeting is a telephonic meeting) and $1,000 to each committee member for each committee meeting attended.  Additionally, the trustee serving as the Chairman of the Audit Committee of the Board of Trustees received an additional annual fee of $15,000, the trustee serving as the lead independent trustee of the Board of Trustees received an additional annual fee of $15,000, and each trustee serving as the Chairman of the Executive Compensation Committee, Planning Committee, or the Nominating and Corporate Governance Committee of the Board of Trustees received an additional annual fee of $10,000, respectively.  Any trustee serving as the Chairman of more than one committee received an additional annual fee only for his chairmanship of one such committee.  The trustee serving as the Chairman of the Executive Committee of the Board of Trustees received no additional annual fees for serving in such capacity. The Company also reimbursed trustees for travel expenses incurred in connection with attending activities or functions approved or sponsored by the Board of Trustees.  In March of 2009, as part of our efforts to lower our corporate expenses and costs, we reduced each of the fees described above by 10%.

Each trustee who is not an executive officer of the Company is eligible to receive grants of restricted Common Stock, stock options, share appreciation rights, restricted share units, performance awards, annual incentive awards, cash-based awards, and other share-based awards under the 2004 Plan.  In years prior to fiscal year 2008, employee trustees and non-employee trustees have received stock option awards.  Historically, options granted to non-employee trustees were immediately exercisable with a ten-year term and were entirely expensed by the Company for FAS 123R purposes in the grant year.  As shown in the table above, we incurred no FAS 123R expense for stock options held by non-employee trustees because no option grants were issued to non-employee trustees during 2008.  Options granted to trustees who are employees of the Company at the time of the grant are exercisable in one-third installments for a three-year period beginning on the first anniversary of the grant date with a ten-year term and are expensed by the Company for FAS 123R purposes on a pro-rata basis during the three-year vesting period using the Black-Scholes option pricing model.  For this reason, we incurred FAS 123R expense during 2008 for stock options that were received by Mr. Herbert Glimcher during the period of his employment with us and that continued to be held by him during 2008.  For Mr. Glimcher, the amount listed represents the straight line pro-rated compensation expense for the option awards received by him during 2005, 2006, and 2007.  These expense values ranged from $0.96 to $1.09 per option.

During 2008, the Company awarded restricted Common Shares to the trustees.  These shares have transfer restrictions that lapse in three (3) equal annual installments over a period of five (5) years beginning on the third anniversary of the grant date.  The portion of the reported expense for the restricted Common Stock awards in the table above represents the aggregate value of the pro rata portion of the total restricted Common Stock award received by the trustee multiplied by the intrinsic value assigned that portion of the respective award under FAS 123R.  The intrinsic value used was $10.94 per Common Share and was the per share closing market price on the NYSE for the Common Shares on the date of grant.  The restricted Common Stock awards granted to non-employee trustees have forfeiture provisions that are triggered if the non-employee trustee is removed from the Board of Trustees for cause, unless the Executive Compensation Committee waives such forfeiture provisions.

Certain Relationships and Related Party Transactions

i.    Employment & Consulting Agreement of Herbert Glimcher

On January 20, 2005, Herbert Glimcher resigned as Chief Executive Officer of the Company and entered into the Employment Agreement with the Company and GPLP (for purposes of discussing the Employment Agreement only, together, the “Corporation”) pursuant to which he served as the non-executive Chairman of the Board of Trustees (for purposes of discussing the Employment Agreement only, the “Board”) of the Company and the Board of Directors of Glimcher Properties Corporation.  Additionally, the Company employed Mr. Glimcher as Senior Advisor until May 31, 2007.  Neither the Company nor Glimcher Properties Corporation considered Mr. Glimcher to be an executive officer during the term of his employment.  Mr. Glimcher’s employment with the Company under the Employment Agreement ended on May 31, 2007.

During 2007, Mr. Glimcher, the Company, and GPLP amended the Employment Agreement to principally: (A) permit the extension of the expiration date for certain stock options held by Mr. Glimcher at the time of the amendment from August 31, 2007 to May 31, 2010 and (B) permit the Company, at its option, to reduce any post-employment payments that Mr. Glimcher receives from the Company under the Employment Agreement by the amount of compensation expense incurred by the Company in connection with the aforementioned extension.  At December 31, 2008, the Company had incurred $120,520 in compensation expense related to the aforementioned extension and, as of that date, the Company had not reduced any of Mr. Glimcher’s post-employment payments under the Employment Agreement, but the Company expects to deduct this amount from Mr. Glimcher’s final two (2) post-employment payments under the Employment Agreement that are due during the second fiscal quarter of 2009.  The Board as well as its Executive Compensation Committee and Audit Committee approved and authorized the aforementioned amendment of the Employment Agreement.

Following the expiration of Mr. Glimcher’s term of employment with the Company, Mr. Glimcher was no longer entitled to participate, at the Company’s cost, in employee benefit plans customarily made available to the Company’s senior salaried employees.  Additionally, Mr. Glimcher is no longer entitled to and the Company has stopped providing life insurance covering the life of Mr. Glimcher as well as a part-time driver.  Also, the Company has stopped reimbursing Mr. Glimcher for reasonable rent for office space and the salary of one administrative assistant. Lastly, the Severance Benefits Agreement between Mr. Glimcher and the Corporation, dated June 11, 1997, terminated in connection with the expiration of Mr. Glimcher’s term of employment with the Company.

For a period of two (2) years following the termination of Mr. Glimcher’s employment under the Employment Agreement (the “Restricted Period”), Mr. Glimcher shall not, without the prior written consent of the Board, serve as an employee, agent, partner, shareholder, member, officer, director of or consultant for, or in any capacity participate, engage or have, directly or indirectly, a financial or other interest in any Competitive Business (as defined below).  Notwithstanding the foregoing, Mr. Glimcher may pursue any business activity for which the Board has previously consented and waived any corporate opportunity rights.  Subject to certain exceptions, neither Mr. Glimcher, nor any entity of which he serves as a director, officer, trustee, member, manager, general partner, or limited partner, shall employ any person during the Restricted Period who was employed by the Corporation until the Corporation has not employed such person for more than one (1) year.  Mr. Glimcher will also refrain during the Restricted Period from disclosing, without the prior written consent of the Corporation’s Chief Executive Officer, any confidential information about the Corporation and from making any disparaging comments about the Corporation.   A “Competitive Business” shall mean participation, directly or indirectly, in the planning, development or operation of any mall or any enclosed group of retail establishments operating as a single property (a "Project") in any city or town and its greater standard metropolitan statistical area (each, a "Market") in which the Company: (A) conducts its business at such time, (B) has commenced and not subsequently abandoned development activities, or (C) has previously proposed a Project to the Board to be undertaken at any time until January 2010 in such Market and the Board has not yet rejected such Project.

During the Restricted Period, Mr. Glimcher shall receive $2,000,000 from the Company as follows: (A) $360,000 to provide consulting services during the Restricted Period which shall be payable at the rate of $20,000 per month commencing on the last day of the seventh month following the start of the Restricted Period (the “Consulting Payment”); (B) $810,000 to abide by the Employment Agreement’s non-compete, non-solicitation, non-disparagement, and confidentiality provisions, which shall be payable at the rate of $45,000 per month commencing on the last day of the seventh month following the start of the Restricted Period (the “Non-Competition Payment”); and (C) $830,000 for special, unique, and substantial contributions to the Corporation, payable on the last day of the seventh month of the Restricted Period (the “Special Payment”).  If Mr. Glimcher breaches the Employment Agreement’s non-competition provisions, then any unpaid installments of the Consulting Payment or Non-Competition Payment shall be forfeited.  At December 31, 2008, the Company will have paid Mr. Glimcher $1,675,000 during the completed portion of the Restricted Period comprised as follows:  (A) $260,000 for the Consulting Payment, (B) $585,000 for the Non-Competition Payment, and (C) the $830,000 Special Payment.

The Employment Agreement was unanimously approved by the independent members of the Board on the joint recommendation of the Executive Compensation Committee and Nominating and Corporate Governance Committee after consultation with Hewitt who found that the financial arrangements and other terms of the Employment Agreement were within the range of competitive marketplace practices for similarly situated Chief Executive Officers/founders.

ii.   Huntington Insurance, Inc. (formerly known as Archer-Meek-Weiler)

The Company has engaged Huntington Insurance, Inc. (formerly known as Archer-Meek-Weiler) as its agent for the purpose of obtaining property, liability, directors and officers, and employee practices liability insurance coverage. Archer-Meek-Weiler was acquired by Sky Insurance, Inc., a subsidiary of Huntington Bancshares Corporation and now known as Huntington Insurance, Inc., in October 2007. Mr. Alan R. Weiler, a Class II Trustee, was Chairman of Archer-Meek-Weiler prior to its acquisition by Sky Insurance, Inc. and Mr. Weiler currently serves as Senior Vice President of Huntington Insurance, Inc.  In connection with serving as an insurance agent for the Company and securing the above-described insurance coverage, Huntington Insurance, Inc. received fees and net commissions of $395,000 for the fiscal year ended December 31, 2008.

iii.     Leasing Activity

Mayer Glimcher, a brother of Herbert Glimcher, owns a company that leases four (4) store locations in the Company’s properties.  The aggregate rents received by the Company for these leases were $204,000 for the fiscal year ended December 31, 2008.

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 COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the Company’s management and, based on that review and discussion, the Executive Compensation Committee recommended to the Board of Trustees that the aforementioned Compensation Discussion and Analysis section be included in this Proxy Statement.

The Executive Compensation Committee has furnished the foregoing report.

March 11, 2009	Howard Gross	Niles C. Overly	Richard F. Celeste
	David M. Aronowitz	William S. Williams

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INFORMATION ABOUT SECURITY OWNERSHIP AND OUR EQUITY COMPENSATION PLANS

The tables set forth below under the heading “Security Ownership of Certain Beneficial Owners and Management” provide the beneficial ownership of the Common Shares by each trustee, trustee nominee, the Named Executives, all trustees and executive officers as a group, and all other persons known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding Common Shares and each class of equity securities of the Company as of the Record Date, except as otherwise noted.  The table under the heading “Equity Compensation Plan Information” discloses information about Common Shares issued or available to be issued pursuant to our equity compensation plans as of December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OWNERSHIP
Name of Beneficial Owner (1)	Amount Beneficially Owned(2), (3)	Percent Of Class
Herbert Glimcher	2,295,552(6)	5.88%(4)
Michael P. Glimcher	716,807(7)	1.87%(4)
George A. Schmidt	312,369(8)	(5)
Thomas J. Drought, Jr.	78,271(9)	(5)
Mark E. Yale	92,233 (10)	(5)
Marshall A. Loeb	93,066 (11)	(5)
David M. Aronowitz	4,500(12)	(5)
Richard F. Celeste	2,500 (13)	(5)
Wayne S. Doran	25,500(14)	(5)
Howard Gross	10,500 (15)	(5)
Timothy J. O’Brien	1,500(16)	(5)
Niles C. Overly	13,500(17)	(5)
Alan R. Weiler	114,657(18)	(5)
William S. Williams	11,500 (19)	(5)
All trustees and executive officers as a group (17 persons)	3,850,922	9.59%(4)
Barclays Global Investors, NA and related entities	3,249,900 (20)	8.59%(24)

COMMON STOCK OWNERSHIP (cont’d)
Name of Beneficial Owner (1)	Amount Beneficially Owned(2), (3)	Percent Of Class
Stichting Pensioenfonds ABP	3,621,731(21)	9.57%(24)
The Vanguard Group, Inc.	3,046,599(22)	8.05%(24)
Inland Investment Advisors, Inc. and related entities and persons	2,330,100(23)	6.16%(24)

8.125% SERIES G PREFERRED STOCK OWNERSHIP
Name of Beneficial Owner(1)	Amount Beneficially Owned(2)	Percent Of Class
Alan R. Weiler	32,000 (25)	(5)

(1)	Unless otherwise indicated in the footnotes below, the address for each beneficial owner listed is 180 East Broad Street, Columbus, Ohio 43215.

(2)
Unless otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to the Common Shares and 8.125% Series G Cumulative Preferred Shares of Beneficial Interest (“Series G Preferred Stock”), as applicable.

(3)
Certain trustees and executive officers of the Company own limited partnership operating units in GPLP (“OP Units”), which OP Units may (at the holder's election) be redeemed at any time for, at the sole option of GPLP, cash (at a price equal to the fair market value of an equal number of Common Shares), Common Shares on a one-for-one basis, or any combination of cash and Common Shares  (issued at fair market value on a one-for-one basis).

(4)
For the person or group listed, the Percent of Class was computed based on 37,827,272 Common Shares outstanding as of the Record Date and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by all such members of such group.  Common Shares issuable upon exercise of stock options are included only to the extent the related stock options are exercisable within sixty (60) days of the Record Date.

(5)
As applicable, the percentage ownership of the listed person does not exceed one percent (1%) of the Company’s outstanding Common Shares or one percent (1%) of the Company’s outstanding Series G Preferred Stock.

(6)
Includes 1,005,365 Common Shares and 958,230 OP Units directly held by Mr. Herbert Glimcher. Also includes, 120,404 OP Units held directly by Mr. Glimcher's spouse and 158,000 stock options that shall be fully vested within sixty (60) days of the Record Date.  Also includes, 53,553 Common Shares owned by Mr. Glimcher and his spouse as tenants-in-common.  Of Mr. Herbert Glimcher’s 1,005,365 Common Shares, 1,500 shares have transfer restrictions that lapse at various dates in the future. Mr. Glimcher has pledged 1,003,865 of his direct and unrestricted Common Share holdings as collateral. None of Mr. Glimcher’s other direct or indirect holdings are pledged as collateral or security.

(7)
Includes 184,118 Common Shares held directly by Mr. Michael P. Glimcher and 500 Common Shares held directly by Mr. Glimcher’s spouse.  Also includes 157,189 OP Units held directly by Mr. Glimcher and 375,000 stock options that shall be fully vested within sixty (60) days of the Record Date.  Of Mr. Glimcher’s 184,118 Common Shares, 72,300 shares have transfer restrictions that lapse at various dates in the future. Mr. Glimcher has pledged 111,818 of his direct and unrestricted Common Share holdings as collateral.  None of Mr. Glimcher’s other direct or indirect holdings are pledged as collateral or security.

(8)
Includes 108,722 Common Shares held directly by Mr. Schmidt and 203,647 stock options that shall be fully vested within sixty (60) days of the Record Date. Of Mr. Schmidt’s 108,722 Common Shares, 22,166 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Schmidt’s holdings are pledged as collateral or security.

(9)
Includes 14,938 Common Shares held directly by Mr. Drought and 63,333 stock options that shall be fully vested within sixty (60) days of the Record Date. Of Mr. Drought’s 14,938 Common Shares, 11,733 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Drought’s holdings are pledged as collateral or security.

(10)
Includes 32,233 Common Shares held directly by Mr. Yale and 60,000 stock options that shall be fully vested within sixty (60) days of the Record Date. Of Mr. Yale’s 32,233 Common Shares, 23,833 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Yale’s holdings are pledged as collateral or security.

(11)
Includes 43,066 Common Shares held directly by Mr. Loeb and 50,000 stock options that shall be fully vested within sixty (60) days of the Record Date. Of Mr. Loeb’s 43,066 Common Shares, 31,733 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Loeb’s holdings are pledged as collateral or security.

(12)
Includes 1,500 Common Shares held directly by Mr. Aronowitz that have transfer restrictions that lapse at various dates in the future and 3,000 stock options that are immediately exercisable.  Mr. Aronowitz has not pledged any of his holdings as collateral or security.

(13)
Represents Common Shares held directly by Mr. Celeste of which 1,500 shares have transfer restrictions that lapse at various dates in the future.  Mr. Celeste has not pledged any of his holdings as collateral or security.

(14)
Includes 1,500 Common Shares held directly by Mr. Doran that have transfer restrictions that lapse at various dates in the future and 24,000 stock options held by Mr. Doran that are immediately exercisable. Mr. Doran has not pledged any of his holdings as collateral or security.

(15)
Includes 1,500 Common Shares held directly by Mr. Gross that have transfer restrictions that lapse at various dates in the future and 9,000 options held by Mr. Gross that are immediately exercisable.  Mr. Gross has not pledged any of his holdings as collateral or security.

(16)
Represents Common Shares held directly by Mr. O’Brien that have transfer restrictions that lapse at various dates in the future. Mr. O’Brien has not pledged any of his holdings as collateral or security.

(17)
Includes 4,500 Common Shares held directly by Mr. Overly of which 1,500 shares have transfer restrictions that lapse at various dates in the future and 9,000 stock options held by Mr. Overly that are immediately exercisable. Mr. Overly has not pledged any of his holdings as collateral or security.

(18)
Includes 19,500 Common Shares held directly by Mr. Weiler and 5,000 Common Shares held by a limited partnership in which Mr. Weiler and his spouse are the general partners. Of the 19,500 Common Shares directly owned by Mr. Weiler, 1,500 shares have transfer restrictions that lapse at various dates in the future. Mr. Weiler also holds 12,000 stock options that are immediately exercisable. Mr. Weiler owns 78,157 OP Units through a limited partnership in which Mr. Weiler and his spouse are the general partners. Mr. Weiler has not pledged any of his direct or indirect holdings (including Common Shares, OP Units, stock options, and preferred shares) as collateral or security.

(19)
Includes 2,500 Common Shares held directly by Mr. Williams of which 1,500 shares have transfer restrictions that lapse at various dates in the future and 9,000 stock options held by Mr. Williams that are immediately exercisable.  Mr. Williams has not pledged any of his holdings as collateral or security.

(20)
Based solely on a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA (“Barclays NA”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, LTD (“Barclays Investors”), Barclays Global Investors Japan Limited (“Barclays Japan”), Barclays Global Investors Canada Limited (“Barclays Canada”), Barclays Global Investors Australia Limited (“Barclays Australia”) and Barclays Global Investors (Deutschland) AG (“Barclays Deutschland”). Barclays NA has sole voting power over 2,093,077 and sole dispositive power over 2,289,350 Common Shares.  Barclays Advisors has sole voting and dispositive power over 923,866 Common Shares.  Barclays Investors has sole voting and dispositive power over 20,206 Common Shares.  Barclays Japan has sole voting and dispositive power over 16,478 Common Shares. Barclays Canada, Barclays Australia and Barclays Deutschland have no voting or dispositive power over any Common Shares.  The address of Barclays NA and Barclay Advisors is 400 Howard Street, San Francisco, CA 94105.  The address of Barclays Investors is Murray House, 1 Royal Mint Court, London, England, EC3N 4HH.  The address of Barclays Japan is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan.  The address of Barclays Canada is Brookfield Place, 161 Bay Street Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1.  The address of Barclays Australia is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220.  The address of Barclays Deutschland is Apianstrasse 6, D-85774, Unterfohring, Germany.

(21)
Based solely on a Schedule 13G, filed with the SEC on February 13, 2009.  Stichting Pensioenfonds ABP (“SPF”) has sole voting and dispositive power over all of the Common Shares indicated in the table above. The address of SPF is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands.

(22)
Based solely on a Schedule 13G/A, filed with the SEC on February 13, 2009.  The Vanguard Group, Inc. (“Vanguard”) reported that it has sole voting power over 62,268 Common Shares and sole dispositive power over 3,046,599 Common Shares.  Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 62,268 Common Shares as a result of its serving as investment manager of collective trust accounts and VFTC directs the voting of these shares.  The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(23)
Based solely on a Schedule 13D, dated and filed with the SEC on October 30, 2008 by Inland Investment Advisors, Inc. (“Advisor”), Inland American Real Estate Trust, Inc. (“Inland American”), Inland Real Estate Investment Corporation (“IREIC”), Inland Real Estate Corporation (“IREC”), The Inland Group, Inc. (“TIGI”), Inland Western Retail Real Estate Trust, Inc. (“Inland Western”), Eagle Financial Corp. (“Eagle”), The Inland Real Estate Transactions Group, Inc. (“TIRETG”), Minto Builders (Florida), Inc. (“MB REIT”), Daniel L. Goodwin (“Goodwin”) and Lori J. Foust (“Foust”, and collectively, the “Inland Parties”).  Advisor, IREIC, TIGI and Goodwin each have shared voting and dispositive power over 2,330,100 Common Shares.  Inland American has shared voting and dispositive power over 1,959,800 Common Shares. Inland Western has shared voting and dispositive power over 128,500 Common Shares.  IREC has shared voting and dispositive power over 83,400 Common Shares.  Eagle and TIRETG each have shared voting power over 28,400 Common Shares.  MB REIT has shared voting and dispositive power over 11,000 Common Shares.  Foust has sole voting and dispositive power over 750 Common Shares.  Advisor beneficially owns Common Shares by virtue of having discretionary authority to vote and dispose of those Common Shares pursuant to an Investment Advisory Agreement with each of Inland American, IREC, Inland Western, Eagle, MB REIT, Goodwin, and other clients of Advisor.  Advisor is a wholly owned subsidiary of IREIC, which is a wholly owned subsidiary of TIGI, of which, Goodwin is the Chairman and President and the controlling shareholder.  Eagle is a wholly-owned subsidiary of TIRETG, which is a wholly-owned subsidiary of TIGI.  MB REIT is a controlled subsidiary of Inland American.  The address for each of the Inland Parties is 2901 Butterfield Road, Oak Brook, IL 60523.

(24)	For the beneficial owner listed, the Percent of Class was computed based solely on 37,827,272 Common Shares outstanding as of the Record Date.

(25)	Shares are held by a limited partnership of which Mr. Weiler and his spouse are the general partners.

Information regarding the Company’s equity compensation plans in effect as of December 31, 2008 is as follows:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,425,843	$23.04	2,494,484

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

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AUDIT COMMITTEE STATEMENTS

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with GAAP.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with both management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended and modified.  Additionally, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting and Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with them its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

March 11, 2009	David M. Aronowitz	William S. Williams
	Timothy J. O’Brien	Niles C. Overly

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS – FEES FOR AUDIT & NON-AUDIT SERVICES

The Audit Committee has appointed BDO as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2009.  A proposal to ratify this appointment is being presented to the holders of the Common Shares at the Annual Meeting and is presented in the section of this Proxy Statement entitled “Proposals for Shareholder Consideration at the Annual Meeting.”  A representative of BDO is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although BDO has indicated that no statement will be made, an opportunity for a statement will be provided.

AUDIT FEES.  BDO’s fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2008 and December 31, 2007 and review of financial statements included in the Company’s quarterly reports were $558,151 and $530,862, respectively.  Additionally, BDO received fees of $11,800 for services relating to the Company’s registration statements issued during the fiscal year ended December 31, 2008 and $12,000 for services relating to the Company’s registration statement issued during the fiscal year ended December 31, 2007.  BDO received fees of $2,975 for services relating to the Company’s filings on Form 8-K and its response to SEC comment letters during the fiscal year ended December 31, 2008.

AUDIT-RELATED FEES.  BDO’s fees for audit-related services for the fiscal years ended December 31, 2008 and 2007 were $151,309 and $142,148, respectively.  The fees relating to attest services are not required by statute or regulation.

TAX FEES.  BDO’s fees for the rendering of tax compliance and tax consulting services for the fiscal years ended December 31, 2008 and 2007 were $0 and $14,023, respectively.

ALL OTHER FEES.  There were no other fees paid to BDO in the fiscal years ended December 31, 2008 and December 31, 2007.

All of the services provided by BDO described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Company’s Audit Committee.  The Audit Committee has determined that the rendering of professional services by BDO is compatible with maintaining BDO’s independence.

Audit Committee Pre-Approval Policies

The Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent registered public accounting firm based on policies and procedures developed by the Audit Committee from time to time.  The Audit Committee will not approve any non-audit services prohibited by applicable SEC or NYSE regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the IRS Code and its related regulations.

The Company’s Audit Committee expects that our independent registered public accounting firm will seek pre-approval from the Audit Committee prior to providing services to the Company.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC on Forms 3, 4, and 5. Trustees, executive officers, and beneficial owners of greater than ten percent (10%) are required by the regulations of the SEC to furnish the Company with copies of all of the Section 16(a) Forms 3, 4, and 5 that they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of its trustees, executive officers, and beneficial owners of greater than ten percent (10%) of the outstanding Common Shares complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2008.

Shareholder Proposals

The Bylaws provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, written notice of the nominee or proposal must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the mailing date of the proxy statement for the preceding year's annual meeting of shareholders.  Accordingly, proposals of shareholders that pertain to such matters or any other matters permitted under our Bylaws to be brought before our shareholders at the 2010 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no earlier than October 28, 2009 and no later than 5:00 p.m., Eastern Time, on November 27, 2009 in order for such proposal(s) to be considered at the 2010 Annual Meeting of Shareholders.  Shareholders interested in presenting a proposal for inclusion in the Company’s proxy statement for the 2010 Annual Meeting of Shareholders may do so by following the procedures in Rule 14a-8, or any such successor rule, under the Exchange Act.  To be eligible for inclusion, shareholder proposals must be received by the Company at its principal executive offices no later than November 27, 2009.  The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.  The Nominating and Corporate Governance Committee will consider nominations of persons to serve as a trustee recommended by the shareholders using the process described herein.

Financial and Other Information

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including financial statements, are being made available to the Company's shareholders concurrently with this Proxy Statement.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company.  Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses.  In addition to the use of the mails, proxies may be solicited by trustees, officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

Other Matters

The Board of Trustees knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.

By Order of the Board of Trustees

Kim A. Rieck
Senior Vice President, General Counsel, & Secretary
March 27, 2009

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GLIMCHER REALTY TRUST 180 E. BROAD STREET COLUMBUS, OH 43215
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Glimcher Realty Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
GLRTR1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLIMCHER REALTY TRUST THE BOARD OF TRUSTEES RECOMMEND A VOTE
"FOR ALL" IN PROPOSAL 1 AND "FOR" IN PROPOSAL 2.
Vote On Trustees
1. Election of Class III Trustees	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “ For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
1) David M. Aronowitz 2) Herbert Glimcher 3) Howard Gross	[ ]	[ ]	[ ]

Vote on Proposal 2:
For Against Abstain
2. To ratify the appointment of BDO Seidman, LLP as Glimcher Realty Trust's independent registered public accounting firm for the fiscal year ending December 31, 2009; and					[ ] [ ] [ ]

3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2. Proxy holders are hereby authorized to vote in their discretion as to any other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

For address changes, please check this box and write them on the back where indicated. [ ]
		Yes	No
Please indicate if you plan to attend this meeting.		[ ]	[ ]

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

_______________________________________________		_______________________________________________
Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and 10-K - Combo Doc. are available at www.proxyvote.com.

GLRTR2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
ANNUAL MEETING OF SHAREHOLDERS
May 7, 2009

The undersigned shareholder(s) hereby appoint(s) Kim A. Rieck, Esq. and Michael P. Glimcher, or either of them, as proxies for the undersigned, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Glimcher Realty Trust that the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., local time, on May 7, 2009, at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio 43215, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders to be held on May 7, 2009 and of the accompanying proxy statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF TRUSTEES AND FOR PROPOSAL 2. PROXY HOLDERS ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE